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As filed pursuant to Rule 424(b)(5)
File No. 333-073606

Prospectus Supplement
(To Prospectus dated January 25, 2002)

$1,700,000,000 Automobile Receivables Backed Notes

AmeriCredit Automobile Receivables Trust 2002-E-M

AFS SenSub Corp.
Seller

Servicer

The issuer will issue the following securities:

	Principal Amount	Interest Rate	Final Scheduled Distribution Date
Class A-1 Notes	$292,000,000	1.81875%	November 6, 2003
Class A-2-A Notes	$140,000,000	2.16%	July 6, 2005
Class A-2-B Notes	$267,000,000	LIBOR + 0.15%	July 6, 2005
Class A-3-A Notes	$100,000,000	2.97%	March 6, 2007
Class A-3-B Notes	$540,000,000	LIBOR + 0.26%	March 6, 2007
Class A-4-A Notes	$160,000,000	3.67%	June 8, 2009
Class A-4-B Notes	$201,000,000	LIBOR + 0.37%	June 8, 2009

Total	$1,700,000,000

The issuer will pay interest monthly on the sixth of the month, subject to the business day rule set forth in this prospectus supplement. The first interest payment will be made on November 6, 2002.

	Price to Public(1)	Underwriting Discounts	Proceeds to Seller(1)(2)
Per Class A-1 Notes	100.00000%	0.125%	99.87500%
Per Class A-2-A Notes	99.99451%	0.180%	99.81451%
Per Class A-2-B Notes	100.00000%	0.180%	99.82000%
Per Class A-3-A Notes	99.99305%	0.220%	99.77305%
Per Class A-3-B Notes	100.00000%	0.220%	99.78000%
Per Class A-4-A Notes	99.98491%	0.250%	99.73491%
Per Class A-4-B Notes	100.00000%	0.250%	99.75000%

Total	$1,699,961,220	$3,408,100	$1,696,553,120
(1)
Plus accrued interest, if any, from October 29, 2002.
(2)
Before deducting expenses, estimated to be $1,000,000.

You should carefully review the risk factors beginning on page S-10 of this prospectus supplement and page 11 of the accompanying prospectus.

The notes represent obligations of the issuer only and do not represent obligations of or interest in AmeriCredit Financial Services, Inc., AFS SenSub Corp. or any of their affiliates.

Each class of notes will be insured under an unconditional and irrevocable note guaranty insurance policy issued by MBIA Insurance Corporation as described in this prospectus supplement

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners

Deutsche Bank Securities	Credit Suisse First Boston

Co-Managers

Banc One Capital Markets, Inc.

                                                     Lehman Brothers

                                                                                 Merrill Lynch & Co.

                                                                                                    Wachovia Securities

Prospectus Supplement dated October 18, 2002.

        You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document speaks only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

Prospectus Supplement
SUMMARY
RISK FACTORS
USE OF PROCEEDS
THE SERVICER
THE SELLER
THE ISSUER
THE OWNER TRUSTEE
THE INDENTURE TRUSTEE
THE TRUST PROPERTY
AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM
THE AUTOMOBILE LOANS
YIELD AND PREPAYMENT CONSIDERATIONS
THE INSURER
DESCRIPTION OF THE NOTES
DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRANSACTION DOCUMENTS
THE POLICY
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
STATE AND LOCAL TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT
RATINGS
UNDERWRITING
EXPERTS
LEGAL OPINIONS
GLOSSARY
REPORT OF INDEPENDENT ACCOUNTANTS
ANNEX A CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES
Prospectus
SUMMARY OF PROSPECTUS
RISK FACTORS
THE COMPANY AND THE SERVICER
THE TRUSTEE
THE ISSUER
THE TRUST PROPERTY
THE AUTOMOBILE LOANS
AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM
POOL FACTORS
USE OF PROCEEDS
DESCRIPTION OF THE SECURITIES
DESCRIPTION OF THE TRUST AGREEMENTS
MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOANS
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
STATE AND LOCAL TAX CONSEQUENCES
ERISA CONSIDERATIONS
METHODS OF DISTRIBUTIONS
LEGAL OPINIONS
INCORPORATION BY REFERENCE
FINANCIAL INFORMATION

        Until ninety (90) days after the date of this prospectus supplement, all dealers that buy, sell or trade the notes, may be required to deliver a prospectus regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Important Notice about the Information Presented in this Prospectus Supplement and the Accompanying Prospectus

  •
  We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

  •
  This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

  •
  If the information concerning your series of notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

  •
  We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents on the previous page and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Where You Can Find More Information

        AmeriCredit Financial Services, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

        A number of items are incorporated by reference into this prospectus supplement. See "Incorporation by Reference" in the accompanying prospectus for a description of incorporation by reference.

        You can read and copy the registration statement at the public reference room at the Commission at 450 Fifth Street, N.W., Washington, DC 20549 or at the Commission's regional offices at Woolworth Building, 233 Broadway, New York, New York 10279 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

        You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing or calling: AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102; telephone (817) 302-7000.

Summary

  •
  This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

  •
  This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

The Issuer

AmeriCredit Automobile Receivables Trust 2002-E-M, or the issuer, is a Delaware statutory trust. The issuer will issue the notes and be liable for their payment. The issuer's principal asset will be a pool of automobile loans.

The Seller

AFS SenSub Corp., or the seller, is a Nevada corporation which is a wholly-owned special purpose subsidiary of AmeriCredit. The seller will sell the automobile loans to the issuer.

The Servicer

AmeriCredit Financial Services, Inc., or AmeriCredit, or the servicer, is a Delaware corporation. AmeriCredit either purchased the automobile loans without recourse from automobile dealers and other third-party lenders or originated the automobile loans directly with consumers and will service the automobile loans on behalf of the issuer. AmeriCredit will sell the automobile loans to the seller.

The Insurer

MBIA Insurance Corporation, or MBIA, is a New York stock insurance company. MBIA will issue a policy, which will guarantee the payment of timely interest and certain payments of principal due on the notes but only as described in the section of this prospectus supplement titled "The Policy."

The Trustee

Bank One, NA, or Bank One, is a national banking association. Bank One will be the trust collateral agent, the indenture trustee and the backup servicer.

Statistical Calculation Date

•
September 5, 2002. This is the date we used in preparing the statistical information used in this prospectus supplement.

Cutoff Date

•
October 18, 2002. The issuer will receive amounts collected on the automobile loans after this date.

Closing Date

•
On or about October 29, 2002.

Description of the Securities

The issuer will issue seven classes of its asset backed notes. The notes are designated as the "Class A-1 Notes," the "Class A-2-A Notes," the "Class A-2-B Notes," the "Class A-3-A Notes," the "Class A-3-B Notes," the "Class A-4-A Notes" and the "Class A-4-B Notes."

Each class of notes will have the initial note principal amounts, interest rates and final scheduled distribution dates listed in the following table:

Class	Initial Note Principal Balance	Interest Rate	Final Scheduled Distribution Date
A-1	$292,000,000	1.81875%	November 6, 2003
A-2-A	$140,000,000	2.16%	July 6, 2005
A-2-B	$267,000,000	LIBOR + 0.15%	July 6, 2005
A-3-A	$100,000,000	2.97%	March 6, 2007
A-3-B	$540,000,000	LIBOR + 0.26%	March 6, 2007
A-4-A	$160,000,000	3.67%	June 8, 2009
A-4-B	$201,000,000	LIBOR + 0.37%	June 8, 2009

LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Dow Jones Telerate Page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR determination date.

LIBOR will be determined on the following dates:

•
October 25, 2002 for the period from the day of the closing to the first distribution date; and

•
thereafter, the second London business day prior to the prior distribution date.

The notes will initially be issued in book-entry form only, and will be issued in minimum denominations of $1,000 and multiples of $1,000.

The notes will not be listed on any securities exchange.

You may hold your notes through DTC in the United States or Clearstream Banking, société anonyme or in the Euroclear System in Europe.

The notes will be secured solely by the pool of automobile loans and the other assets of the issuer which are described under the section of this summary entitled "The Trust Assets."

Distribution Dates

•
The distribution date will be the sixth day of each month, subject to the business day rule set forth below, commencing on November 6, 2002.

•
Insured distributions:

    MBIA will make payment of any unpaid interest and certain payments of principal due on each distribution date.

•
Business day rule:

    If any scheduled date for a distribution is not a business day, then the distribution will be made on the next business day.

•
Record dates:

    The record date for all distribution dates is the close of business on the business day immediately preceding that distribution date.

Interest

Interest on the notes of each class will accrue at the interest rate for that class from a distribution date to the day before the next distribution date. In the case of the first distribution date, interest begins to accrue on the day of the closing.

Interest on the Class A-1 Notes, the Class A-2-B Notes, the Class A-3-B Notes and the Class A-4-B Notes will be calculated on an "actual/360" basis. Interest on the Class A-2-A Notes, Class A-3-A Notes and Class A-4-A Notes will be calculated on a "30/360" basis.

Principal

•
Principal of the notes will be payable on each distribution date in an amount equal to

(1)
100% of the principal amortization which occurred in the automobile loan pool during the prior calendar month, but not to exceed the amount necessary to maintain the overcollateralization required by MBIA, plus

(2)
the amount of excess interest collected on the automobile loans during the prior calendar month, after paying interest on the notes, paying other expenses, and depositing to the spread account the amount required by MBIA, which will be used to pay principal on the notes on that distribution date, but only as necessary to maintain an amount of overcollateralization as required by MBIA.

•
The outstanding principal amount of the notes of any class, if not previously paid, will be payable on the final scheduled distribution date for that class.

•
The classes of notes are "sequential pay" classes which will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

  —
  first, the Class A-1 Notes will be paid off;

  —
  once the Class A-1 Notes are paid off, the Class A-2-A Notes and the Class A-2-B Notes will begin to amortize, pro rata, until they are paid off;

  —
  once the Class A-2-A Notes and the Class A-2-B Notes are paid off, the Class A-3-A Notes and the Class A-3-B Notes will begin to amortize, pro rata, until they are paid off; and

  —
  once the Class A-3-A Notes and the Class A-3-B Notes are paid off, the Class A-4-A Notes and the Class A-4-B Notes will begin to amortize, pro rata, until they are paid off.

The Trust Assets

The issuer's assets will principally include:

•
a pool of "non-prime" automobile loans, which are secured by new and used automobiles, light duty trucks and vans;

•
collections on the automobile loans received after October 18, 2002;

•
an assignment of the security interests in the vehicles securing the automobile loan pool;

•
the loan files;

•
an assignment of all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

•
an assignment of all rights to proceeds from liquidating the automobile loans;

•
an assignment of the seller's rights against dealers under agreements between the servicer and the dealers;

•
an assignment of the seller's rights against third-party lenders under agreements between the servicer and third-party lenders;

•
amounts held in the collection account, the lockbox accounts and the note distribution account;

•
all proceeds from the items described above; and

•
rights under the transaction documents.

The Automobile Loan Pool

The automobile loans consist of motor vehicle retail installment sale contracts originated by dealers or by third-party lenders and then acquired by AmeriCredit or motor vehicle loans originated by AmeriCredit directly with consumers. The automobile loans were made primarily to individuals with less than perfect credit due to various factors, including the manner in which those individuals have handled previous credit, the limited extent of their prior credit history, and limited financial resources.

Statistical Information

•
The statistical information in this prospectus supplement is based on the automobile loans in the pool as of September 5, 2002. The statistical distribution of the characteristics of the automobile loan pool as of the cutoff date, which is October 18, 2002, will vary somewhat from the statistical distribution of those characteristics as of September 5, 2002, although that variance will not be material.

•
As of September 5, 2002 the automobile loans in the pool have:

  —
  an aggregate principal balance of $1,199,999,953.06;

  —
  a weighted average annual percentage rate of approximately 17.25%;

  —
  a weighted average original maturity of approximately 63 months;

  —
  a weighted average remaining maturity of approximately 62 months; and

  —
  an individual remaining term of not more than 72 months and not less than 13 months.

•
As of October 18, 2002 the automobile loans in the pool are expected to have an aggregate principal balance of approximately $1,857,923,497.27, which provides approximately 8.50% of initial overcollateralization.

•
Up to 2% of the automobile loans in the pool as of October 18, 2002 may have a scheduled payment that is between 31 and 60 days past due.

The Insurance Policy

On the day of the closing, MBIA will issue a note guaranty insurance policy for the benefit of the noteholders. Under this policy, MBIA will unconditionally and irrevocably guarantee the payments of interest and certain payments of principal due on the notes during the term of the policy, but only as described in the section of this prospectus supplement titled "The Policy."

If, on any distribution date, the noteholders would not otherwise receive the full amount of the payment then due to them, the shortfall will be paid either from funds available from a spread account or from the proceeds of a drawing under the policy in accordance with its terms.

Redemption

•
Optional redemption:

    The Class A-4-A Notes and the Class A-4-B Notes, if still outstanding, may be redeemed in whole, but not in part, on any distribution date on which AmeriCredit exercises its "clean-up call" option to purchase the automobile loan pool. This can only occur after the pool balance declines to 10% or less of its original balance. The redemption price is equal to the unpaid principal amount of the notes of each class then outstanding plus accrued and unpaid interest plus any amounts remaining unpaid to MBIA under the insurance agreement. MBIA's consent to the exercise of the clean-up call is required if the clean-up call would result in a claim on the note guaranty insurance policy.

•
Mandatory redemption:

    The notes may be accelerated and subject to immediate payment at par upon the occurrence of an event of default under the indenture. So long as MBIA is not in default, the power to declare an event of default will be held by MBIA. Upon declaration of an event of default, the notes may be accelerated and subject to immediate payment at par. The policy issued by MBIA does not guarantee payment of any amounts that become due on an accelerated basis, unless MBIA elects, in its sole discretion, to pay those amounts.

•
Sale of Receivables

    The servicer may direct the issuer to sell receivables that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the seller and the issuer. Delinquent receivables may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of receivables in the pool be sold by the issuer in this manner.

Federal Income Tax Consequences

For federal income tax purposes:

•
Dewey Ballantine LLP, tax counsel, is of the opinion that the notes will be characterized as indebtedness and the issuer will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the note as indebtedness.

•
Interest on the notes will be taxable as ordinary income:

  —
  when received by a holder using the cash method of accounting, and

  —
  when accrued by a holder using the accrual method of accounting.

•
Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the accompanying prospectus and is of the opinion that such discussions as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

ERISA Considerations

Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may wish to purchase notes. Fiduciaries of such plans may wish to consult with counsel regarding the applicability of the provisions of ERISA before purchasing a note.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Rating of the Notes

The notes must receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service and Fitch Ratings in order to be issued:

Rating
Class
	S&P	Moody's	Fitch
A-1	A-1+	Prime-1	F1+
A-2-A	AAA	Aaa	AAA
A-2-B	AAA	Aaa	AAA
A-3-A	AAA	Aaa	AAA
A-3-B	AAA	Aaa	AAA
A-4-A	AAA	Aaa	AAA
A-4-B	AAA	Aaa	AAA

You must not assume that the ratings will not be lowered, qualified, or withdrawn by the rating agencies. See "Ratings" in this prospectus supplement for more information regarding the ratings assigned to the notes.

Risk Factors

        In addition to the risk factors discussed in the prospectus, you should consider the following additional factors in connection with the purchase of the notes:

We cannot predict the rate at which the notes will amortize.	First, obligors can prepay their automobile loans. The rate of prepayments may be influenced by a variety of factors, including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer their financed vehicles securing automobile loans without AmeriCredit's consent may also influence the rate of prepayments. In addition, under certain circumstances, the seller and AmeriCredit are obligated to purchase automobile loans as a result of breaches of representations and/or covenants. In any of these cases, the automobile pool would amortize more quickly than expected and the notes would also amortize more quickly as a result.

Second, the notes contain an overcollateralization feature that could result in accelerated principal payments to noteholders, and that results in a faster amortization of the notes than of the automobile loan pool.

Third, AmeriCredit, as servicer, has the right to direct the issuer to sell automobile loans that are more than 60 days delinquent to an unaffiliated third party at a certain minimum sale price as set forth in the sale and servicing agreement; provided, that such sale may not exceed 20% of the initial number of automobile loans in the pool.

Finally, AmeriCredit has the right to purchase the automobile loans remaining in the automobile loan pool when the automobile loan pool balance is 10% or less of the original automobile loan pool balance.
Geographic concentrations of automobile loans may increase concentration risks.
Adverse economic conditions or other factors affecting any state or region could increase the delinquency or loan loss experience of the automobile loans. As of September 5, 2002 obligors with respect to approximately 13.51%, 13.46% and 8.47% of the automobile loans based on the automobile loans' remaining principal balance were located in California, Texas and Florida, respectively. No other state accounts for more than 5% of the automobile loans as of September 5, 2002.

The notes are asset-backed debt and the issuer has only limited assets.
The sole sources for repayment of the notes are payments on the automobile loans, other cash accounts held by Bank One and payments made under the insurance policy. Furthermore, if MBIA defaults in its obligations under the insurance policy, the issuer will depend on current distributions on the automobile loan pool and amounts, if any, available in certain collateral accounts maintained for the benefit of MBIA to make payments on the notes.
Ratings on notes are dependent upon MBIA's creditworthiness.
The ratings of the notes will depend primarily on the creditworthiness of MBIA as the provider of the note guaranty insurance policy relating to the notes. There is a risk that if MBIA's financial strength ratings are reduced, the rating agencies may reduce the notes' ratings.
Events of default under the indenture may result in an acceleration.
So long as MBIA shall not have defaulted and so long as any default by MBIA is not continuing, following the occurrence of an event of default under the indenture, Bank One, as trustee, will continue to submit claims under and in accordance with the insurance policy to enable the issuer to continue to make payments due with respect to the notes on the sixth day of each month. Following the occurrence of an event of default under the indenture, MBIA may, at its option, elect to cause the liquidation of the assets of the issuer, in whole or in part which will cause an early payment of all or any portion of the outstanding amount of the notes, plus any accrued interest on that portion of the notes that is paid. The policy issued by MBIA does not guarantee payment of any amounts that become due on an accelerated basis, unless MBIA elects, in its sole discretion, to pay those amounts.

Use of Proceeds

        The issuer will use the proceeds from issuing the notes to:

  •
  pay the seller, who will, in turn, pay AmeriCredit the purchase price for the automobile loans; and

  •
  fund the spread account.

        The seller or its affiliates may use the net proceeds to pay their debt, including "warehouse" debt and related expenses secured by the automobile loans prior to their sale to the issuer. This "warehouse" debt and related expenses may be owed to one or more of the underwriters or their affiliates, so a portion of the proceeds that is used to pay "warehouse" debt may be paid to the underwriters or their affiliates.

The Servicer

        AmeriCredit Financial Services, Inc. is a wholly-owned and the primary operating subsidiary of AmeriCredit Corp., a Texas corporation, the common shares of which are listed on the New York Stock Exchange. AmeriCredit was incorporated in Delaware on July 22, 1992. AmeriCredit's executive offices are located at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102; telephone (817) 302-7000.

        AmeriCredit purchases automobile loans which are originated and assigned to it by automobile dealers and, to a lesser extent, by third-party lenders. AmeriCredit may also originate automobile loans directly to consumers. All automobile loans purchased or originated by AmeriCredit are serviced by AmeriCredit. AmeriCredit will sell and assign the automobile loans to the seller.

        AmeriCredit will service the automobile loans and will be compensated for acting as the servicer. In its capacity as servicer, AmeriCredit will hold the automobile loans, as a custodian. Prior to taking possession of the automobile loans in its custodial capacity, AmeriCredit will stamp the automobile loans to reflect their sale and assignment to the issuer.

        The servicer will not have the certificates of title of the financed vehicles amended or reissued to note their sale to the issuer or the grant of a security interest in the vehicles to the trustee by the issuer. Because the certificates of title are not amended, the issuer may not have a perfected security interest in financed vehicles originated in some states, including California, Texas, Florida and Pennsylvania. See "Certain Legal Aspects of the Automobile Loans" in the accompanying prospectus.

The Seller

        AFS SenSub Corp., AmeriCredit's wholly-owned subsidiary, is a Nevada corporation, incorporated in October, 2000. The seller's address is 639 Isbell Road, Suite 390, Reno, Nevada 89509; telephone (775) 823-3263.

        The seller was organized for the limited purpose of purchasing automobile loans from AmeriCredit and transferring the loans to third parties and any activities incidental or necessary for this purpose. The seller has structured this transaction so that a bankruptcy of AmeriCredit will not result in the consolidation of the seller's assets and liabilities with those of AmeriCredit. The seller has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if AmeriCredit was adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the seller and to require the consolidation of the seller's assets and liabilities with those of AmeriCredit. However, there can be no assurance that a court would not conclude that the assets and liabilities of the seller should be consolidated with those of AmeriCredit.

        Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the seller's assets with those of AmeriCredit, or if a filing were made under any bankruptcy or insolvency law by or against the seller, or if an attempt were made to litigate any of those issues.

The Issuer

        The issuer is a Delaware statutory trust formed under a trust agreement to consummate the transactions described in this prospectus supplement. The issuer will not engage in any activity other than:

  •
  acquiring, holding and managing the automobile loans and its other assets and proceeds from its assets;

  •
  to sell automobile loans from time to time, as directed by the servicer, in accordance with the provisions of the sale and servicing agreement;

  •
  issuing the notes and the certificate which represents the residual interest in the Trust;

  •
  making payments on the notes; and

  •
  engaging in other activities that are necessary, suitable or convenient to accomplish these other activities.

        The issuer will use the proceeds from the initial sale of the notes to purchase the automobile loans from the seller and to fund the deposit in the spread account maintained for the benefit of MBIA.

        The issuer's principal offices are in Wilmington, Delaware, in care of Deutsche Bank Trust Company Delaware at the address listed below.

The Owner Trustee

        Deutsche Bank Trust Company Delaware is the owner trustee. It is a Delaware banking corporation. Its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805.

        The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance of the certificate and the issuance and sale of the notes is limited solely to the express obligations of the owner trustee detailed in the trust agreement and the sale and servicing agreement.

The Indenture Trustee

        Bank One, NA, a national banking association, is the indenture trustee. Bank One's address is 1111 Polaris Parkway, Suite 1K, Columbus, Ohio 43240.

The Trust Property

        The trust property will include, among other things, the following:

  •
  automobile loans secured by new and used automobiles, light duty trucks and vans;

  •
  monies received for the automobile loans, after the cutoff date;

  •
  amounts that may be held in the lockbox accounts, the collection account and the note distribution account;

  •
  an assignment of the security interests of the servicer in the financed vehicles;

  •
  an assignment of the rights of the seller against dealers under agreements between the servicer and dealers;

  •
  an assignment of the rights of the seller against third-party lenders under agreements between the servicer and third-party lenders;

  •
  an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

  •
  the automobile loan files; and

  •
  other rights under the transaction documents and the swap agreements with respect to the Class A-2-B Notes, the Class A-3-B Notes and the Class A-4-B Notes.

        The trust property also will include an assignment of the seller's rights against the servicer for breaches of representations and warranties under a purchase agreement.

        The automobile loans will be purchased by the seller under the purchase agreement on or prior to the date of issuance of the notes and will then be purchased by the issuer from the seller on the date of issuance of the notes. The automobile loans were originated by AmeriCredit or by dealers and third-party lenders according to AmeriCredit's credit policies for assignment to AmeriCredit. The automobile loans originated by dealers and third-party lenders have been assigned to AmeriCredit and evidence the indirect financing made to the obligor. AmeriCredit's agreements with the dealers and third-party lenders who originate the automobile loans may provide for repurchase by or recourse against the dealer or third-party lender if there is a breach of a representation or warranty under the relevant agreement.

        Under the indenture, the issuer will grant a security interest in the trust property to the trust collateral agent for the indenture trustee's benefit on the noteholders' behalf and for the benefit of MBIA in support of the obligations owed to MBIA. Any proceeds of the trust property will be distributed according to the indenture. MBIA will be entitled to the distributions only after payment of amounts owed to, among others, the noteholders have been made.

AmeriCredit's Automobile Financing Program

        Through its branch offices and marketing representatives, AmeriCredit provides funding which allows franchised and independent automobile dealers to finance their customers' purchases of new and used automobiles, light duty trucks and vans. AmeriCredit also originates direct loans to consumers for the purchase of automobiles, light duty trucks and vans, and purchases loans from other third-party lenders in connection with the sales of automobiles, light duty trucks and vans. The dealers and third-party lenders originate automobile loans which conform to AmeriCredit's credit policies, and AmeriCredit then purchases the automobile loans, generally without recourse to the dealers and third-party lenders. AmeriCredit also services the automobile loans that it originates and purchases.

        AmeriCredit's lending programs are designed to serve consumers who have limited access to traditional automobile financing. The typical borrower either may have had previous financial difficulties, and is now attempting to reestablish credit, or may not have established a credit history. Because AmeriCredit serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, it charges higher interest rates than most traditional automobile financing sources. The servicer also generally sustains a higher level of delinquencies and credit losses than that experienced by traditional automobile financing sources since it provides financing in this relatively high risk market.

        AmeriCredit has established relationships with a variety of dealers located in areas where it has branch offices or marketing representatives, and with selected third-party lenders. Loans are purchased only from dealers and third-party lenders with whom AmeriCredit has entered into appropriate purchase agreements. While AmeriCredit finances purchases of new automobiles, a substantial majority of AmeriCredit's automobile loans are for used automobiles.

        Of the loans AmeriCredit purchased during the quarter ended September 30, 2002:

  •
  manufacturer-franchised dealers with used automobile operations originated approximately 97% of the automobile loans;

  •
  independent dealers specializing in used automobile sales originated approximately 3% of the automobile loans; and

  •
  The servicer purchased loans from 16,003 dealers during the quarter ended September 30, 2002.

        Direct lending to consumers and the acquisition of loans from third-party lenders is a recent expansion of AmeriCredit's business. To date only a small number of loans have been generated under these programs.

        Automobile loans are generally purchased by AmeriCredit without recourse to the dealers and third-party lenders so the dealer or third-party lender usually has no liability to AmeriCredit if the obligor defaults on the automobile loan. To mitigate credit risk of the obligors, AmeriCredit typically charges an acquisition fee when it purchases the loans from dealers. Additionally, dealers and third-party lenders typically make representations to AmeriCredit as to the automobile loan's validity and compliance with relevant laws, and agree to indemnify AmeriCredit against any claims, defenses and set-offs that an obligor may assert against AmeriCredit because of a loan's assignment.

        As of September 30, 2002, AmeriCredit operated 251 branch offices in 42 states and Canada. These branch offices solicit dealers for loans and maintain AmeriCredit's relationship with the dealers in the branch office's geographic vicinity.

        AmeriCredit also has marketing representatives covering markets where AmeriCredit does not have a branch. The servicer does business in a total of 48 states and Canada.

        See "AmeriCredit's Automobile Financing Program" in the accompanying prospectus for a description of the servicer's contract acquisition, servicing and collection practices.

The Automobile Loans

General

        AmeriCredit purchased or will purchase the automobile loans from manufacturer-franchised and independent dealers and third-party lenders, and has originated or will originate loans directly to consumers. The automobile loans were made to obligors with less than perfect credit due to factors including:

  •
  the manner in which they have handled previous credit;

  •
  the limited extent of their prior credit history; and/or

  •
  their limited financial resources.

Eligibility Criteria

        The automobile loans were or will be selected according to several criteria, including those specified under "AmeriCredit's Automobile Financing Program—Automobile Loan Acquisition" in the accompanying prospectus. In addition, as of the cut-off date the automobile loans were selected from AmeriCredit's portfolio of automobile loans based on the following criteria:

  (a)
  each automobile loan had a remaining maturity of not more than 72 months;

  (b)
  each automobile loan had an original maturity of not more than 72 months;

  (c)
  each automobile loan had a remaining Principal Balance (as defined in the Glossary) of at least $250 and not more than $80,000;

  (d)
  each automobile loan has an annual percentage rate of at least 6% and not more than 33%;

  (e)
  no automobile loan was more than 30 days past due, except for certain automobile loans which may have been between 31 and 60 days past due (and for none of which did the obligor fail to make its first scheduled payment nor did the servicer make any extensions or modifications except as permitted by the sale and servicing agreement) and that have an aggregate Principal Balance of up to 2% of the initial principal amount of the notes;

  (f)
  neither AmeriCredit, any dealer, any third-party lender nor anyone acting in their behalf advanced funds to cause any automobile loan to qualify under clause (e) above;

  (g)
  the automobile loans' weighted average annual percentage rate is not less than 17%; and

  (h)
  not more than 35% of the obligors on the automobile loans reside in Texas and California (based on the obligors mailing address as of the cutoff date).

Composition

        The statistical information presented in this prospectus supplement is based on a statistical pool of automobile loans as of the statistical calculation date which is September 5, 2002.

  •
  As of the statistical calculation date, the automobile loans in the statistical pool had an aggregate Principal Balance of $1,199,999,953.06.

  •
  As of the cutoff date, automobile loans are expected to have an aggregate Principal Balance of approximately $1,857,923,497.

        AmeriCredit will acquire additional automobile loans after the statistical calculation date but prior to the cutoff date. In addition, some amortization of the automobile loans will have occurred since the statistical calculation date and some automobile loans included as of the statistical calculation date will have prepaid in full or have been determined not to meet the eligibility requirements regarding automobile loans and therefore will not be included in the automobile loan pool. As a result, the statistical distribution of characteristics as of the cutoff date will vary from the statistical distribution of characteristics as of the statistical calculation date. However, the variance in statistical distribution of characteristics will not be material.

        The automobile loan pool's composition and distribution by APR and its geographic concentration as of the statistical calculation date are detailed in the following tables:

Composition of the Automobile Loans
as of the Statistical Calculation Date

	New		Used		Total
Aggregate Principal Balance(1)	$483,913,190.03		$716,086,763.03		$1,199,999,953.06
Number of Automobile Loans	24,196		48,541		72,737
Percent of Aggregate Principal Balance	40.33%		59.67%		100.00%
Average Principal Balance	$19,999.72		$14,752.20		$16,497.79
Range of Principal Balances	($308.83 to $78,024.81)		($323.19 to $69,775.45)		($308.83 to $78,024.81)
Weighted Average APR(1)	16.10%		18.03%		17.25%
Range of APRs	(6.00% to 29.95%	)	(6.00% to 29.99%	)	(6.00% to 29.99%	)
Weighted Average Remaining Term	65 months		60 months		62 months
Range of Remaining Terms	(13 to 72 months	)	(13 to 72 months	)	(13 to 72 months	)
Weighted Average Original Term	66 months		61 months		63 months
Range of Original Terms	(18 to 72 months	)	(18 to 72 months	)	(18 to 72 months	)

(1)
Aggregate principal balance includes some portion of accrued interest. As a result, the weighted average APR of the automobile loans may not be equivalent to the automobile loans' aggregate yield on the aggregate principal balance.

Distribution of the Automobile Loans by APR
as of the Statistical Calculation Date

Distribution of the Auto Loans by APR as of the Statistical Calculation Date	Aggregate Principal Balance(1)	% of Aggregate Principal Balance(2)	Number of Auto Loans	% of Total Number of Auto Loans(2)
6.000% to 6.999%	$986,960.76	0.08%	76	0.10%
7.000% to 7.999%	450,356.30	0.04	23	0.03
8.000% to 8.999%	1,734,509.88	0.14	86	0.12
9.000% to 9.999%	19,085,838.96	1.59	892	1.23
10.000% to 10.999%	33,536,136.17	2.79	1,567	2.15
11.000% to 11.999%	42,835,141.81	3.57	2,103	2.89
12.000% to 12.999%	63,822,576.25	5.32	3,216	4.42
13.000% to 13.999%	62,054,469.46	5.17	3,153	4.33
14.000% to 14.999%	79,193,283.95	6.60	4,087	5.62
15.000% to 15.999%	98,370,714.63	8.20	5,149	7.08
16.000% to 16.999%	125,712,133.53	10.48	6,884	9.46
17.000% to 17.999%	207,958,711.74	17.33	12,355	16.99
18.000% to 18.999%	137,247,479.60	11.44	8,822	12.13
19.000% to 19.999%	102,692,791.09	8.56	6,889	9.47
20.000% to 20.999%	101,682,439.89	8.47	7,473	10.27
21.000% to 21.999%	60,983,505.57	5.08	4,670	6.42
22.000% to 22.999%	34,516,375.80	2.88	2,826	3.89
23.000% to 23.999%	19,166,459.31	1.60	1,686	2.32
24.000% to 24.999%	6,993,513.17	0.58	672	0.92
25.000% to 25.999%	632,052.97	0.05	67	0.09
26.000% to 26.999%	231,400.46	0.02	25	0.03
27.000% to 27.999%	61,068.30	0.01	8	0.01
28.000% to 28.999%	5,478.80	0.00	1	0.00
29.000% to 29.999%	46,554.66	0.00	7	0.01

Total:	$1,199,999,953.06	100.00%	72,737	100.00%

(1)
Aggregate principal balances include some portion of accrued interest.

(2)
Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loans by Geographic Location
of Obligor as of the Statistical Calculation Date

State	Aggregate Principal Balance(1)	% of Aggregate Principal Balance(2)	Number of Auto Loans	% of Total Number of Auto Loans(2)
Alabama	$23,427,719.47	1.95%	1,430	1.97%
Arizona	38,384,089.19	3.20	2,191	3.01
Arkansas	6,977,736.10	0.58	436	0.60
California	162,147,170.21	13.51	8,792	12.09
Colorado	15,504,739.82	1.29	969	1.33
Connecticut	12,536,242.68	1.04	820	1.13
Delaware	4,431,160.49	0.37	285	0.39
District of Columbia	2,428,317.05	0.20	139	0.19
Florida	101,629,291.84	8.47	6,115	8.41
Georgia	35,884,928.58	2.99	2,126	2.92
Idaho	3,387,504.30	0.28	232	0.32
Illinois	39,767,617.39	3.31	2,423	3.33
Indiana	21,241,460.92	1.77	1,382	1.90
Iowa	5,188,943.38	0.43	346	0.48
Kansas	10,678,617.67	0.89	650	0.89
Kentucky	15,693,611.03	1.31	1,010	1.39
Louisiana	24,170,242.17	2.01	1,431	1.97
Maine	4,903,290.07	0.41	357	0.49
Maryland	29,235,253.95	2.44	1,727	2.37
Massachusetts	16,423,987.44	1.37	1,096	1.51
Michigan	29,094,955.49	2.42	1,840	2.53
Minnesota	14,648,727.72	1.22	935	1.29
Mississippi	9,510,573.46	0.79	580	0.80
Missouri	17,545,876.35	1.46	1,104	1.52
Nebraska	4,263,059.83	0.36	260	0.36
Nevada	16,225,160.04	1.35	934	1.28
New Hampshire	3,471,816.41	0.29	251	0.35
New Jersey	32,870,814.54	2.74	2,035	2.80
New Mexico	9,125,526.76	0.76	580	0.80
New York	54,277,317.13	4.52	3,557	4.89
North Carolina	34,428,414.50	2.87	2,047	2.81
Ohio	44,116,404.42	3.68	2,885	3.97
Oklahoma	14,124,530.31	1.18	880	1.21
Oregon	6,816,442.95	0.57	459	0.63
Pennsylvania	55,361,256.30	4.61	3,699	5.09
Rhode Island	4,264,721.93	0.36	278	0.38
South Carolina	11,109,308.25	0.93	680	0.93
South Dakota	1,759,241.98	0.15	126	0.17
Tennessee	17,226,905.97	1.44	1,013	1.39
Texas	161,546,969.31	13.46	9,298	12.78
Utah	4,888,567.39	0.41	296	0.41
Vermont	2,613,087.02	0.22	187	0.26
Virginia	30,272,400.96	2.52	1,894	2.60
Washington	18,277,337.07	1.52	1,130	1.55
West Virginia	8,535,530.53	0.71	565	0.78
Wisconsin	14,597,162.12	1.22	947	1.30
Wyoming	1,758,864.65	0.15	110	0.15
Other(3)	3,227,055.92	0.27	210	0.29

Total:	$1,199,999,953.06	100.00%	72,737	100.00%

(1)
Aggregate principal balances include some portion of accrued interest.

(2)
Percentages may not add to 100% because of rounding.

(3)
States with aggregate principal balances less than $1,000,000.

        The obligor under each of the automobile loans is required to pay a specified total amount of payments in substantially equal monthly installments on each due date. Each obligor's total payment amount equals the amount financed plus interest charges for the automobile loan's entire term. The interest charges on the automobile loans are determined either by the simple interest method or by adding a precomputed interest charge to the amount of the automobile loan as of its origination date.

        Under a simple interest automobile loan, the amount of an obligor's fixed level installment payment which is allocated to interest is equal to the product of the fixed interest rate on the loan (which is typically the APR) multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining principal balance after the preceding loan payment. The remainder of the obligor's payment amount is allocated to reduce the principal amount financed.

        The issuer will account for all automobile loans, whether interest charges on them are accrued under the simple interest method or the precomputed interest method, as if they amortized under the simple interest method. If an automobile loan's interest is computed using the precomputed interest method and that automobile loan is prepaid in full by the obligor, the amount of the payment that is greater than the sum of outstanding Principal Balance of the automobile loan plus accrued interest on that automobile loan will not be deposited into the collection account but instead will be paid to the servicer as a supplemental servicing fee.

Yield and Prepayment Considerations

        Prepayments can be made on any of the automobile loans at any time. If prepayments are received on the automobile loans, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the automobile loans may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an automobile loan.

        The rate of prepayments on the automobile loans may be influenced by a variety of economic, social, and other factors, including the fact that no obligor under an automobile loan may sell or transfer that automobile loan without the consent of AmeriCredit. AmeriCredit believes that the weighted average life of the automobile loans will be substantially shorter than their scheduled weighted average life. This opinion is based primarily on AmeriCredit's assessment of what the actual rate of prepayments will be. Any risk resulting from faster or slower prepayments of the automobile loans will be borne solely by the noteholders.

        The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal on the automobile loans. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

        Prepayments on automobile loans can be measured against prepayment standards or models. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, assumes a rate of prepayment each month which is related to the original number of automobile loans in a pool of loans. ABS also assumes that all of the automobile loans in a pool are the same size, that all of those automobile loans amortize at the same rate, and that for every month that any individual automobile loan is outstanding, payments on that particular automobile loan will either be made as scheduled or the automobile loan will be prepaid in full. For example, in a pool of receivables originally containing 10,000 automobile loans, if a 1% ABS were used, that would mean that 100 automobile loans would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of automobile loans or a prediction of the anticipated rate of prepayment on either the pool of automobile loans involved in this transaction or on any pool of automobile loans. You should not assume that the actual rate of prepayments on the automobile loans will be in any way related to the percentage of prepayments that we assume for ABS.

        The tables below which are captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" are based on ABS and were prepared using the following assumptions:

  •
  the trust property includes a single pool of automobile loans with the characteristics set forth in the following table;

  •
  all prepayments on the automobile loans each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

  •
  each scheduled monthly payment on the automobile loans is made on the last day of each month and each month has 30 days;

  •
  the initial principal amounts of each class of notes are equal to the initial principal amounts set forth on the cover of this prospectus supplement;

  •
  interest accrues on the Class A-1 Notes, the Class A-2-A Notes, the Class A-3-A Notes and the Class A-4-A Notes at the rates set forth on the front cover of this prospectus supplement;

  •
  interest accrues on the floating rate Class A-2-B Notes, Class A-3-B Notes and Class A-4-B Notes at a fixed interest rate of 2.19%, 2.98% and 3.73%, respectively;

  •
  payments on the notes are made on the sixth day of each month;

  •
  the notes are purchased on October 29, 2002;

  •
  the scheduled monthly payment for each automobile loan was calculated on the basis of the characteristics described in the following table and in such a way that each automobile loan would amortize in a manner that will be sufficient to repay the principal balance of that automobile loan by its indicated remaining term to maturity;

  •
  the first due date for each automobile loan is the last day of the month of the assumed cutoff date for that automobile loan as set forth in the following table;

  •
  AmeriCredit exercises its "clean-up call" option to purchase the automobile loans at the earliest opportunity;

  •
  accelerated principal will be paid on each class of the notes on each distribution date as necessary to maintain the overcollateralization required by MBIA; and

  •
  the difference between the gross APR and the net APR is equal to the base servicing fee due to the servicer, and the net APR is further reduced by the fees due to MBIA.

Pool	Aggregate Principal Balance	Gross APR	Assumed Cutoff Date	Remaining Term to Maturity (in Months)	Seasoning (in Months)
1	$1,857,923,497.27	17.249%	10/1/02	62	1

        The following tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial principal amount of each class of notes that would be outstanding after each of the listed distribution dates if certain percentages of ABS are assumed. The tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed.

        The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the automobile loans will differ from the assumptions used to construct the tables. For example, it is very unlikely that the automobile loan pool will prepay at a constant level of ABS throughout its life. Moreover, the automobile loans have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the automobile loans are as assumed. Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the automobile loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding on any given date and the weighted average lives of each class of notes.

        The percentages in the tables have been rounded to the nearest whole number. As used in the tables which follow, the weighted average life of a class of notes is determined by:

  •
  multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date,

  •
  adding the results, and

  •
  dividing the sum by the related initial principal amount of the note.

PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
AT VARIOUS ABS PERCENTAGES

	Class A-1 Notes
Distribution Date
	0.00%	1.00%	1.70%	2.50%
Closing Date	100	100	100	100
11/6/02	94	87	83	77
12/6/02	87	74	65	56
1/6/03	80	62	50	36
2/6/03	74	50	35	16
3/6/03	67	39	19	0
4/6/03	60	28	4	0
5/6/03	54	16	0	0
6/6/03	48	5	0	0
7/6/03	41	0	0	0
8/6/03	34	0	0	0
9/6/03	28	0	0	0
10/6/03	21	0	0	0
11/6/03	14	0	0	0
12/6/03	7	0	0	0
1/6/04	0	0	0	0
2/6/04	0	0	0	0
3/6/04	0	0	0	0
4/6/04	0	0	0	0
5/6/04	0	0	0	0
6/6/04	0	0	0	0
7/6/04	0	0	0	0
8/6/04	0	0	0	0
9/6/04	0	0	0	0
10/6/04	0	0	0	0
11/6/04	0	0	0	0
12/6/04	0	0	0	0
1/6/05	0	0	0	0
2/6/05	0	0	0	0
3/6/05	0	0	0	0
4/6/05	0	0	0	0
5/6/05	0	0	0	0
6/6/05	0	0	0	0
7/6/05	0	0	0	0
8/6/05	0	0	0	0
9/6/05	0	0	0	0
10/6/05	0	0	0	0
11/6/05	0	0	0	0
12/6/05	0	0	0	0
1/6/06	0	0	0	0
2/6/06	0	0	0	0
3/6/06	0	0	0	0
4/6/06	0	0	0	0
5/6/06	0	0	0	0
6/6/06	0	0	0	0
7/6/06	0	0	0	0
8/6/06	0	0	0	0
9/6/06	0	0	0	0
10/6/06	0	0	0	0
11/6/06	0	0	0	0
12/6/06	0	0	0	0
1/6/07	0	0	0	0
2/6/07	0	0	0	0
3/6/07	0	0	0	0
4/6/07	0	0	0	0
5/6/07	0	0	0	0
6/6/07	0	0	0	0
7/6/07	0	0	0	0
8/6/07	0	0	0	0
Weighted Average Life (years)	0.61	0.32	0.23	0.17

PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
AT VARIOUS ABS PERCENTAGES

	Class A-2-A Notes				Class A-2-B Notes
Distribution Date
	0.00%	1.00%	1.70%	2.50%	0.00%	1.00%	1.70%	2.50%
Closing Date	100	100	100	100	100	100	100	100
11/6/02	100	100	100	100	100	100	100	100
12/6/02	100	100	100	100	100	100	100	100
1/6/03	100	100	100	100	100	100	100	100
2/6/03	100	100	100	100	100	100	100	100
3/6/03	100	100	100	97	100	100	100	97
4/6/03	100	100	100	83	100	100	100	83
5/6/03	100	100	92	70	100	100	92	70
6/6/03	100	100	82	56	100	100	82	56
7/6/03	100	95	71	43	100	95	71	43
8/6/03	100	87	61	30	100	87	61	30
9/6/03	100	79	50	17	100	79	50	17
10/6/03	100	71	40	4	100	71	40	4
11/6/03	100	63	30	0	100	63	30	0
12/6/03	100	55	20	0	100	55	20	0
1/6/04	100	47	10	0	100	47	10	0
2/6/04	95	40	0	0	95	40	0	0
3/6/04	89	32	0	0	89	32	0	0
4/6/04	84	24	0	0	84	24	0	0
5/6/04	79	16	0	0	79	16	0	0
6/6/04	73	9	0	0	73	9	0	0
7/6/04	67	1	0	0	67	1	0	0
8/6/04	62	0	0	0	62	0	0	0
9/6/04	56	0	0	0	56	0	0	0
10/6/04	50	0	0	0	50	0	0	0
11/6/04	44	0	0	0	44	0	0	0
12/6/04	38	0	0	0	38	0	0	0
1/6/05	32	0	0	0	32	0	0	0
2/6/05	26	0	0	0	26	0	0	0
3/6/05	20	0	0	0	20	0	0	0
4/6/05	13	0	0	0	13	0	0	0
5/6/05	7	0	0	0	7	0	0	0
6/6/05	0	0	0	0	0	0	0	0
7/6/05	0	0	0	0	0	0	0	0
8/6/05	0	0	0	0	0	0	0	0
9/6/05	0	0	0	0	0	0	0	0
10/6/05	0	0	0	0	0	0	0	0
11/6/05	0	0	0	0	0	0	0	0
12/6/05	0	0	0	0	0	0	0	0
1/6/06	0	0	0	0	0	0	0	0
2/6/06	0	0	0	0	0	0	0	0
3/6/06	0	0	0	0	0	0	0	0
4/6/06	0	0	0	0	0	0	0	0
5/6/06	0	0	0	0	0	0	0	0
6/6/06	0	0	0	0	0	0	0	0
7/6/06	0	0	0	0	0	0	0	0
8/6/06	0	0	0	0	0	0	0	0
9/6/06	0	0	0	0	0	0	0	0
10/6/06	0	0	0	0	0	0	0	0
11/6/06	0	0	0	0	0	0	0	0
12/6/06	0	0	0	0	0	0	0	0
1/6/07	0	0	0	0	0	0	0	0
2/6/07	0	0	0	0	0	0	0	0
3/6/07	0	0	0	0	0	0	0	0
4/6/07	0	0	0	0	0	0	0	0
5/6/07	0	0	0	0	0	0	0	0
6/6/07	0	0	0	0	0	0	0	0
7/6/07	0	0	0	0	0	0	0	0
8/6/07	0	0	0	0	0	0	0	0
Weighted Average Life (years)	1.97	1.20	0.90	0.69	1.97	1.20	0.90	0.69

PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
AT VARIOUS ABS PERCENTAGES

	Class A-3-A Notes				Class A-3-B Notes
Distribution Date
	0.00%	1.00%	1.70%	2.50%	0.00%	1.00%	1.70%	2.50%
Closing Date	100	100	100	100	100	100	100	100
11/6/02	100	100	100	100	100	100	100	100
12/6/02	100	100	100	100	100	100	100	100
1/6/03	100	100	100	100	100	100	100	100
2/6/03	100	100	100	100	100	100	100	100
3/6/03	100	100	100	100	100	100	100	100
4/6/03	100	100	100	100	100	100	100	100
5/6/03	100	100	100	100	100	100	100	100
6/6/03	100	100	100	100	100	100	100	100
7/6/03	100	100	100	100	100	100	100	100
8/6/03	100	100	100	100	100	100	100	100
9/6/03	100	100	100	100	100	100	100	100
10/6/03	100	100	100	100	100	100	100	100
11/6/03	100	100	100	94	100	100	100	94
12/6/03	100	100	100	87	100	100	100	87
1/6/04	100	100	100	79	100	100	100	79
2/6/04	100	100	100	71	100	100	100	71
3/6/04	100	100	94	64	100	100	94	64
4/6/04	100	100	88	57	100	100	88	57
5/6/04	100	100	82	49	100	100	82	49
6/6/04	100	100	76	42	100	100	76	42
7/6/04	100	100	71	36	100	100	71	36
8/6/04	100	96	65	29	100	96	65	29
9/6/04	100	91	59	22	100	91	59	22
10/6/04	100	86	54	16	100	86	54	16
11/6/04	100	82	48	10	100	82	48	10
12/6/04	100	77	43	4	100	77	43	4
1/6/05	100	72	38	0	100	72	38	0
2/6/05	100	68	33	0	100	68	33	0
3/6/05	100	63	28	0	100	63	28	0
4/6/05	100	59	23	0	100	59	23	0
5/6/05	100	54	18	0	100	54	18	0
6/6/05	100	50	14	0	100	50	14	0
7/6/05	96	45	9	0	96	45	9	0
8/6/05	92	41	5	0	92	41	5	0
9/6/05	87	37	0	0	87	37	0	0
10/6/05	83	32	0	0	83	32	0	0
11/6/05	79	28	0	0	79	28	0	0
12/6/05	74	24	0	0	74	24	0	0
1/6/06	69	20	0	0	69	20	0	0
2/6/06	65	16	0	0	65	16	0	0
3/6/06	60	12	0	0	60	12	0	0
4/6/06	55	8	0	0	55	8	0	0
5/6/06	50	4	0	0	50	4	0	0
6/6/06	46	0	0	0	46	0	0	0
7/6/06	41	0	0	0	41	0	0	0
8/6/06	35	0	0	0	35	0	0	0
9/6/06	30	0	0	0	30	0	0	0
10/6/06	25	0	0	0	25	0	0	0
11/6/06	20	0	0	0	20	0	0	0
12/6/06	14	0	0	0	14	0	0	0
1/6/07	9	0	0	0	9	0	0	0
2/6/07	3	0	0	0	3	0	0	0
3/6/07	0	0	0	0	0	0	0	0
4/6/07	0	0	0	0	0	0	0	0
5/6/07	0	0	0	0	0	0	0	0
6/6/07	0	0	0	0	0	0	0	0
7/6/07	0	0	0	0	0	0	0	0
8/6/07	0	0	0	0	0	0	0	0
Weighted Average Life (years)	3.55	2.66	2.06	1.57	3.55	2.66	2.06	1.57

PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
AT VARIOUS ABS PERCENTAGES

	Class A-4-A Notes				Class A-4-B Notes
Distribution Date
	0.00%	1.00%	1.70%	2.50%	0.00%	1.00%	1.70%	2.50%
Closing Date	100	100	100	100	100	100	100	100
11/6/02	100	100	100	100	100	100	100	100
12/6/02	100	100	100	100	100	100	100	100
1/6/03	100	100	100	100	100	100	100	100
2/6/03	100	100	100	100	100	100	100	100
3/6/03	100	100	100	100	100	100	100	100
4/6/03	100	100	100	100	100	100	100	100
5/6/03	100	100	100	100	100	100	100	100
6/6/03	100	100	100	100	100	100	100	100
7/6/03	100	100	100	100	100	100	100	100
8/6/03	100	100	100	100	100	100	100	100
9/6/03	100	100	100	100	100	100	100	100
10/6/03	100	100	100	100	100	100	100	100
11/6/03	100	100	100	100	100	100	100	100
12/6/03	100	100	100	100	100	100	100	100
1/6/04	100	100	100	100	100	100	100	100
2/6/04	100	100	100	100	100	100	100	100
3/6/04	100	100	100	100	100	100	100	100
4/6/04	100	100	100	100	100	100	100	100
5/6/04	100	100	100	100	100	100	100	100
6/6/04	100	100	100	100	100	100	100	100
7/6/04	100	100	100	100	100	100	100	100
8/6/04	100	100	100	100	100	100	100	100
9/6/04	100	100	100	100	100	100	100	100
10/6/04	100	100	100	100	100	100	100	100
11/6/04	100	100	100	100	100	100	100	100
12/6/04	100	100	100	100	100	100	100	100
1/6/05	100	100	100	96	100	100	100	96
2/6/05	100	100	100	86	100	100	100	86
3/6/05	100	100	100	77	100	100	100	77
4/6/05	100	100	100	67	100	100	100	67
5/6/05	100	100	100	58	100	100	100	58
6/6/05	100	100	100	50	100	100	100	50
7/6/05	100	100	100	0	100	100	100	0
8/6/05	100	100	100	0	100	100	100	0
9/6/05	100	100	100	0	100	100	100	0
10/6/05	100	100	93	0	100	100	93	0
11/6/05	100	100	86	0	100	100	86	0
12/6/05	100	100	79	0	100	100	79	0
1/6/06	100	100	73	0	100	100	73	0
2/6/06	100	100	66	0	100	100	66	0
3/6/06	100	100	60	0	100	100	60	0
4/6/06	100	100	54	0	100	100	54	0
5/6/06	100	100	49	0	100	100	49	0
6/6/06	100	100	0	0	100	100	0	0
7/6/06	100	94	0	0	100	94	0	0
8/6/06	100	87	0	0	100	87	0	0
9/6/06	100	81	0	0	100	81	0	0
10/6/06	100	74	0	0	100	74	0	0
11/6/06	100	68	0	0	100	68	0	0
12/6/06	100	62	0	0	100	62	0	0
1/6/07	100	56	0	0	100	56	0	0
2/6/07	100	50	0	0	100	50	0	0
3/6/07	96	0	0	0	96	0	0	0
4/6/07	86	0	0	0	86	0	0	0
5/6/07	76	0	0	0	76	0	0	0
6/6/07	65	0	0	0	65	0	0	0
7/6/07	55	0	0	0	55	0	0	0
8/6/07	0	0	0	0	0	0	0	0
Weighted Average Life (years)	4.67	4.16	3.40	2.55	4.67	4.16	3.40	2.55

Delinquency and Loan Loss Information

        The following tables provide information relating to AmeriCredit's delinquency and loan loss experience for each period indicated with respect to all automobile loans it has originated or purchased and serviced. This information includes the experience with respect to all automobile loans in AmeriCredit's portfolio of automobile loans serviced during each listed period, including automobile loans which do not meet the criteria for selection as an automobile loan. All dollar amounts provided in the following tables are in thousands of dollars.

        As reflected in the following credit loss experience table, AmeriCredit's net charge-off percentage increased since June 30, 2001, due primarily to the continued weakness in the economy, higher unemployment rates, and lower net recoveries on repossessed vehicles.

        Delinquency percentages, as reflected in the following delinquency experience table, are subject to periodic fluctuation based on average age or seasoning of the portfolio, seasonality within the calendar year and economic factors. Due to the target customer base, a relatively high percentage of accounts become delinquent at some point in the life of the loan. Furthermore, a relatively high rate of account movement occurs between current and delinquent status in the portfolio.

        During periods of economic slowdown or recession, such as the United States economy is currently experiencing, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because AmeriCredit focuses on non-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these loans are higher than those experienced in the general automobile finance industry and could be dramatically affected by a general economic downturn.

        We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loans included in the trust.

Delinquency Experience

        Bankrupt accounts which have not yet been charged off are included as delinquent accounts in the table below.

	At September 30,				At June 30,
	2002		2001		2002		2001
	Number of Contracts	Amount	Number of Contracts	Amount	Number of Contracts	Amount	Number of Contracts	Amount
Portfolio at end of period(1)	1,190,830	$15,747,203	896,602	$11,325,476	1,124,388	$14,762,461	823,919	$10,203,746
Period of Delinquency(2)
31-60 days(3)	93,070	$1,187,007	72,247	$869,137	82,654	$1,042,265	57,891	$676,425
61-90 days	28,308	353,130	19,831	229,303	24,979	309,562	15,460	174,092
91 days or more	17,730	203,223	10,937	121,698	15,282	175,456	7,042	75,999

Total Delinquencies	139,108	$1,743,360	103,015	$1,220,138	122,915	$1,527,283	80,393	$926,516
Repossessed Assets	12,517	174,737	8,959	117,924	11,607	161,529	8,001	105,503

Total Delinquencies and Repossessed Assets	151,625	$1,918,097	111,974	$1,338,062	134,522	$1,688,812	88,394	$1,032,019

Total Delinquencies as a Percentage of the Portfolio	11.7%	11.1%	11.5%	10.8%	10.9%	10.3%	9.7%	9.1%
Total Repossessed Assets as a Percentage of the Portfolio	1.0%	1.1%	1.0%	1.0%	1.1%	1.1%	1.0%	1.0%

Total Delinquencies and Repossessed Assets as a Percentage of the Portfolio	12.7%	12.2%	12.5%	11.8%	12.0%	11.4%	10.7%	10.1%

(1)
All amounts and percentages are based on the Principal Balances of the Receivables. Principal Balances include some portion of accrued interest. All dollar amounts are in thousands of dollars.
(2)
AmeriCredit considers a loan delinquent when an obligor fails to make a contractual payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.
(3)
Amounts shown do not include loans which are less than 31 days delinquent.

Loan Loss Experience

	Three Months Ended September 30,		Fiscal Year Ended June 30,
	2002	2001	2002	2001
Period-End Principal Outstanding(1)	$15,747,203	$11,325,476	$14,762,461	$10,203,746
Average Month-End Amount Outstanding During the Period(1)	15,298,014	10,757,878	12,464,346	8,291,636
Net Charge-Offs(2)	205,281	104,213	573,818	301,691
Net Charge-Offs as a Percentage of Period-End Principal Outstanding(3)	5.2%	3.7%	3.9%	3.0%
Net Charge-Offs as a Percent of Average Month-End Amount Outstanding(3)	5.3%	3.8%	4.6%	3.6%

(1)
All amounts and percentages are based on the Principal Balances of the Receivables. Principal Balances include some portion of accrued interest. All dollar amounts are in thousands of dollars.
(2)
Net Charge-Offs equal Gross Charge-Offs minus Recoveries. Gross Charge-Offs do not include unearned finance charges and other fees. Recoveries include repossession proceeds received from the sale of repossessed Financed Vehicles net of repossession expenses, refunds of unearned premiums from credit life and credit accident and health insurance and extended service contract costs obtained and financed in connection with the vehicle financing and recoveries from obligors on deficiency balances.
(3)
Annualized.

        The following information has been obtained from MBIA Insurance Corporation and has not been verified by the seller or the underwriters. No representations or warranty is made by the seller or the underwriters with respect thereto.

The Insurer

General

        MBIA Insurance Corporation ("MBIA") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has three branches, one in the Republic of France, one in the Republic of Singapore and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

Financial Information About MBIA

        The following documents filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference:

  (1)
  MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001; and

  (2)
  MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

        Any documents filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        The consolidated financial statements of MBIA, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the three years in the period ended December 31, 2001, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2001, and the consolidated financial statements of MBIA and its subsidiaries as of June 30, 2002 and for the six month period ended June 30, 2002 and June 30, 2001 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended June 30, 2002, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof.

        All financial statements of MBIA and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing those documents.

        MBIA Inc. files annual, quarterly and special reports, information statements and other information with the Securities and Exchange Commission under File No. 1-9583. Copies of the Securities and Exchange Commission filings including

  •
  MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, and

  •
  MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, are available:

  •
  over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov;

  •
  at the Securities and Exchange Commission's public reference room in Washington, D.C.;

  •
  over the Internet at MBIA Inc.'s web site at http://www.mbia.com; and

  •
  at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

        The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

	Statutory Accounting Practices
	December 31, 2001	June 30, 2002
	(Audited)	(Unaudited)
	(In millions)
Admitted Assets	$8,545	$8,690
Liabilities	5,688	5,742
Capital and Surplus	2,857	2,948

	Generally Accepted Accounting Principles
	December 31, 2001	June 30, 2002
	(Audited)	(Unaudited)
	(In millions)
Assets	$9,460	$9,731
Liabilities	4,234	4,187
Shareholder's Equity	5,226	5,544

Financial Strength Ratings of MBIA

        Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

        Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of MBIA "AAA."

        Fitch Ratings rates the financial strength of MBIA "AAA."

        Each rating of MBIA should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

        The above ratings are not recommendations to buy, sell or hold the notes, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. MBIA does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

Description of the Notes

General

        The issuer will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions.

        The issuer will offer the notes in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company in the United States or Clearstream Banking, société anonyme or in the Euroclear System in Europe. See "Description of the Securities—Book-Entry Registration" in the accompanying prospectus and Annex A in this prospectus supplement.

Distribution Dates

        The notes will pay interest and principal on the sixth day of each month, or, if the sixth day is not a business day, on the next following business day. The first distribution date will be November 6, 2002. Only holders of record as of the close of business on the business day immediately preceding a distribution date, commonly known as a record date, will receive payments on that distribution date.

        Unpaid interest and principal on the notes that are required to be paid by MBIA will be made on each distribution date.

        A business day is a day other than a Saturday, Sunday, a day on which the offices of MBIA are closed, or any other day on which commercial banks located in Fort Worth, Texas, New York City or the city in which the corporate trust office of either the indenture trustee under the indenture or the owner trustee under the trust agreement are authorized or obligated to be closed.

        The final scheduled distribution dates are as follows:

  •
  for the Class A-1 Notes, November 6, 2003;

  •
  for the Class A-2-A Notes, July 6, 2005;

  •
  for the Class A-2-B Notes, July 6, 2005;

  •
  for the Class A-3-A Notes, March 6, 2007;

  •
  for the Class A-3-B Notes, March 6, 2007;

  •
  for the Class A-4-A Notes, June 8, 2009; and

  •
  for the Class A-4-B Notes, June 8, 2009.

Payments of Interest

        Interest on each class of notes will accrue during each interest period at the applicable interest rate from and including the most recent distribution date that interest was paid—or, in the case of the first distribution date, from and including the closing date—but excluding the following distribution date. In the case of the first distribution date, the interest period shall be 8 days for the Class A-1 Notes, the Class A-2-B Notes, the Class A-3-B Notes and the Class A-4-B Notes and 7 days for the Class A-2-A Notes, the Class A-3-A Notes and the Class A-4-A Notes. The interest accruing during an interest period will accrue on each class' outstanding principal amount as of the end of the prior distribution date—or, in the case of the first distribution date, as of the closing date.

        For any distribution date, interest due but not paid on that distribution date will be due on the next distribution date together with, to the extent permitted by law, interest at the applicable interest rate on that unpaid amount. Interest on the Class A-1 Notes, the Class A-2-B Notes, the Class A-3-B Notes and the Class A-4-B Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period. Interest on the Class A-2-A Notes, the Class A-3-A Notes and the Class A-4-A Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        Interest on the Class A-2-B Notes, the Class A-3-B Notes and the Class A-4-B Notes will accrue during each interest period at a rate per annum equal to the sum of LIBOR plus 0.15%, 0.26% and 0.37%, respectively. Since the Class A-2-B Notes, the Class A-3-B Notes and the Class A-4-B Notes bear interest at a floating rate, which is uncapped, while the automobile loans bear interest at a fixed rate, the issuer will enter into separate swap agreements with respect to the Class A-2-B Notes, the Class A-3-B Notes and the Class A-4-B Notes, with counterparties acceptable to MBIA, for purposes of providing additional sources of funding.

        The trustee will pay interest on the notes from the note distribution account after paying accrued and unpaid trustees' fees, the issuer's other administrative fees and the servicing fees and any net amounts due to the swap counterparties. See "Description of the Purchase Agreements and the Transaction Documents—Distributions" in this prospectus supplement.

Determination of LIBOR

        Pursuant to the sale and servicing agreement, the trust collateral agent will determine LIBOR for purposes of calculating the interest rate for the Class A-2-B Notes, the Class A-3-B Notes and the Class A-4-B Notes for each interest period on the second business day prior to the prior distribution date. For purposes of calculating LIBOR, a business day means a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

        LIBOR means, with respect to any interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the first day of the related interest period, which rate appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR determination date. If the rates used to determine LIBOR do not appear on the Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR determination date to prime banks in the London interbank market by the reference banks. The trust collateral agent will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward if necessary to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the trust collateral agent, are quoting as of approximately 11:00 a.m., New York City time, on the first day of the related interest period, to leading European banks for United Sates dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period.

        The "Telerate Page 3750" is the display page named that on the Dow Jones Telerate Services (or any other page that replaces that page on that service for the purpose of displaying comparable name or rates).

        The reference banks are the four major banks in the London interbank market selected by the trust collateral agent.

Payments of Principal

        On any distribution date, other than the final scheduled distribution date for any class of notes, the amount of principal that is available to make distributions of principal to noteholders will equal the Noteholders' Principal Distributable Amount (as defined in the Glossary). Of that Noteholders' Principal Distributable Amount, the actual amount that will be distributed to the noteholders will equal:

  (1)
  100% of the total principal amounts that are available for distribution to noteholders on that distribution date;

        plus

  (2)
  any principal amounts that should have been paid to the noteholders on a previous distribution date but were not paid then and have not been paid by the related distribution date.

        Amounts available from the spread account and under the insurance policy are available to pay the note principal only in two circumstances:

  •
  in the event that the note principal amount would otherwise exceed the collateral balance, to reduce, after taking into account all reductions funded from other sources, the aggregate principal amount of the notes to the level where it equals the Pool Balance (as defined in the Glossary); and

  •
  to pay off each class' principal on its final scheduled distribution date, to the extent that the class is not paid off on or prior to the final scheduled distribution date from other sources.

        The classes of notes are "sequential pay" classes which will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

  •
  first, the Class A-1 Notes will be paid off;

  •
  once the Class A-1 Notes are paid off, the Class A-2-A Notes and the Class A-2-B Notes will begin to amortize, pro rata, until they are paid off;

  •
  once the Class A-2-A Notes and the Class A-2-B Notes are paid off, the Class A-3-A Notes and the Class A-3-B Notes will begin to amortize, pro rata, until they are paid off; and

  •
  once the Class A-3-A Notes and the Class A-3-B Notes are paid off, the Class A-4-A Notes and the Class A-4-B Notes will begin to amortize, pro rata, until they are paid off.

        In addition, any outstanding principal amount of any class of notes that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors.

Optional Redemption

        The Class A-4-A Notes and the Class A-4-B Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any distribution date when the Pool Balance has declined to 10% or less of the original Pool Balance, as described in the accompanying prospectus under "Description of the Trust Agreements—Termination." This redemption will cause the early retirement of that class. The redemption price will equal the unpaid principal amount of the Class A-4-A Notes and the Class A-4-B Notes, plus accrued and unpaid interest plus any amounts remaining unpaid to MBIA under the insurance agreement.

Events of Default

        Upon the occurrence of an event of default, so long as an insurer default has not occurred and is not continuing, MBIA will have the right, but not the obligation, to cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default. The decision as to whether to cause the trust collateral agent to liquidate the trust property will be made solely at MBIA's discretion. MBIA also has the right to cause the trust collateral agent to deliver the proceeds of the liquidation to the indenture trustee for distribution to noteholders. Following any event of default, the trust collateral agent will continue to submit claims under the policy for any shortfalls in scheduled payments. Following any event of default under the indenture, MBIA may at its sole option elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest on the notes.

        Unless an insurer default shall have occurred and be continuing, events of default under the indenture will include those events specified as an "Insurance Agreement Event of Default" in the insurance agreement. These events will constitute an event of default under the indenture only if MBIA delivers to the indenture trustee, and does not rescind, a written notice specifying that any insurance agreement event of default constitutes an event of default under the indenture.

Description of the Purchase Agreements
and the Transaction Documents

        The following summary describes material terms of the purchase agreements and the transaction documents, including the sale and servicing agreement and the trust agreement. The issuer has filed forms of the purchase agreements and the transaction documents as exhibits to the registration statement. This summary does not claim to be complete and is subject to all the provisions of the purchase agreements and the transaction documents. The following summary supplements the description of the general terms and provisions of the trust agreement, which was detailed in the prospectus, and to the extent that that description differs from the description in this prospectus supplement, the description in this prospectus supplement replaces that description.

Sale, Assignment and Servicing of Automobile Loans

        On or prior to the closing date, AmeriCredit will enter into a purchase agreement with the seller under which AmeriCredit will sell and assign to the seller, without recourse, its entire interest in and to the related automobile loans. Under that purchase agreement, AmeriCredit will also sell and assign, without recourse, its security interest in the financed vehicles securing the automobile loans and its rights to receive all payments on, or proceeds from, the automobile loans to the extent paid or payable after the applicable cutoff date. Under the purchase agreement, AmeriCredit will agree that, upon the breach of any representation or warranty under the transaction documents which triggers the seller's repurchase obligation, the owner trustee will be entitled to require AmeriCredit to repurchase the automobile loans from the issuer. The issuer's rights under the purchase agreement will constitute part of the issuer's property and may be enforced directly by the owner trustee and MBIA. In addition, the owner trustee will pledge the rights to the trust collateral agent as collateral for the notes and the trust collateral agent may directly enforce those rights.

        On the closing date, the seller will sell and assign to the issuer, without recourse, the seller's entire interest in the automobile loans and the proceeds, including its security interest in the financed vehicles. Each automobile loan transferred by the seller to the issuer will be identified in an automobile loan schedule appearing as an exhibit to the purchase documents.

        The servicer may direct the issuer to sell receivables that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the seller and the issuer. Delinquent receivables may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of receivables in the pool be sold by the issuer in this manner.

Accounts

        AmeriCredit will instruct each obligor to make payments on the automobile loans after the applicable cutoff date directly to one or more post office boxes or other mailing locations maintained by the lockbox bank. The servicer will establish and maintain a lockbox account that is a segregated account with a bank or banks acceptable to MBIA, in the indenture trustee's name for the noteholders' benefit, into which the servicer must deposit all obligor payments within one business day of receipt. The issuer will establish and maintain with the indenture trustee, in the indenture trustee's name, on both the noteholders' and insurer's behalf one or more collection accounts, into which all amounts previously deposited in the lockbox account will be transferred within three business days of deposit. The collection account will be maintained with the indenture trustee so long as the indenture trustee's deposits have a rating acceptable to MBIA and the rating agencies. If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the servicer shall, with the indenture trustee's assistance if necessary, move the accounts within 30 days to a bank whose deposits have the proper rating.

        The servicer will establish and maintain a note distribution account into which amounts released from the collection account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made, in the name of the trust collateral agent, for the indenture trustee's benefit, on the noteholder's and insurer's behalf.

        As described in the prospectus, all accounts will be eligible deposit accounts, acceptable to MBIA, so long as no insurer default has occurred and is continuing.

Servicing Compensation and Trustees' Fees

        The servicer will receive a basic servicing fee on each distribution date, which equals the product of one-twelfth times 2.25% of the aggregate Principal Balance of the automobile loans as of the opening of business on the first day of the related calendar month. The servicer will collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuer for various expenses. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer's normal practices and procedures.

        The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automobile loans as an agent for their beneficial owner. These servicer functions will include:

  •
  collecting and posting all payments;

  •
  responding to obligor inquiries regarding the automobile loans;

  •
  investigating delinquencies;

  •
  reporting tax information to obligors;

  •
  paying vehicle disposition costs with respect to defaulted accounts;

  •
  monitoring the collateral;

  •
  accounting for collections;

  •
  furnishing monthly and annual statements to the issuer and MBIA with respect to distributions; and

  •
  generating federal income tax information.

        The basic servicing fee also will reimburse the servicer for:

  •
  taxes;

  •
  accounting fees;

  •
  outside auditor fees;

  •
  data processing costs; and

  •
  other costs incurred with administering the automobile loans and for paying the backup servicing fees.

        On each distribution date, the indenture trustee will receive a fee, in an amount agreed upon by the indenture trustee and the servicer, for its services as indenture trustee and trust collateral agent during the prior calendar month. On each distribution date, the owner trustee will receive a fee, in an amount agreed upon by the owner trustee and the servicer, for its services as owner trustee during the prior calendar month.

        The issuer will pay all these fees from the collection account.

Certain Allocations

        On each determination date, the servicer will deliver the servicer's certificate to the indenture trustee, the owner trustee and MBIA specifying, among other things:

  •
  the amount of aggregate collections on the automobile loans; and

  •
  the aggregate Purchase Amounts (as defined in the Glossary) of automobile loans purchased by the seller and AmeriCredit in the preceding calendar month.

        Based solely on the information contained in the servicer's certificate, on each determination date the indenture trustee will deliver to the trust collateral agent, MBIA, the servicer and any other person required under the sale and servicing agreement, a deficiency notice specifying the Spread Account Claim Amount, if any, for the distribution date. The deficiency notice will direct the trust collateral agent to remit the Spread Account Claim Amount to the collection account from amounts on deposit in collateral accounts maintained for MBIA's benefit.

        The determination date for any calendar month is the second business day prior to the related distribution date.

Distributions

        Distribution Date Calculations and Payments.

        On or prior to each distribution date, the servicer will instruct the indenture trustee to make the following distributions from Available Funds (as defined in the Glossary) in the following order of priority:

  1.
  to the swap counterparties, net payments (excluding swap termination payments unless such swap termination payment is insured by MBIA under the swap policies issued to the swap counterparties), if any, then due to it under the swap agreement;

  2.
  to the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the month and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds, and to AmeriCredit, to the extent available, any amounts paid by the borrowers during the preceding calendar month that were collected in the lockbox account but that do not relate to principal payments, interest payments or extension fees due on the automobile loans;

  3.
  to the indenture trustee, the owner trustee, the backup servicer and the trust collateral agent, any accrued and unpaid fees then due to each of them, to the extent the servicer has not previously paid those fees;

  4.
  to the note distribution account, the Noteholders' Interest Distributable Amount;

  5.
  to MBIA, the insurance premium (as defined in the insurance agreement), and so long as no insurer default has occurred and is continuing, any unpaid amounts owed to MBIA under the insurance agreement;

  6.
  to the note distribution account, the Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes—Payments of Principal";

  7.
  to the spread account, any amount required to increase the amount in the spread account to its required level;

  8.
  to the note distribution account, and together with amounts, if any, available according to the spread account's terms, the Noteholders' Accelerated Principal Amount;

  9.
  to the swap counterparties, any swap termination payments, to the extent not already paid pursuant to clause 1 above;

  10.
  to MBIA, so long as an insurer default has occurred and is continuing, the amounts described in clause 5 above, excluding the insurance premium (as defined in the insurance agreement); and

  11.
  to the spread account, or as otherwise specified in the transaction documents, any remaining funds.

        After considering all distributions and withdrawals from the spread account made on the related distribution date, amounts on deposit in the spread account on any distribution date that are in excess of the specified spread account requirement for the distribution date may be released to the certificateholder without the noteholders' consent.

        If the notes are accelerated following an event of default under the indenture, amounts collected will be distributed in the order described above.

        In the event that any servicer's certificate delivered by the servicer indicates that Available Funds (as defined in the Glossary) for a distribution date are insufficient to fully fund the Deficiency Amount plus the amounts described in clauses 1, 2 and 5 above, the indenture trustee shall request the Spread Account Claim Amount from the spread account.

        Further, in the event that any servicer's certificate delivered by the servicer indicates that the sum of:

  (1)
  Available Funds with respect to a distribution date;

        plus

  (2)
  any related Spread Account Claim Amount

is insufficient to fully fund the Deficiency Amount plus the amount described in clauses 1, 2 and 3 above, the indenture trustee shall furnish to MBIA no later than 12:00 p.m. New York time on the related draw date a completed notice of claim for the Insured Payment. MBIA will deposit the amounts it will pay under the claim into the note distribution account for payment to noteholders on the related distribution date.

Statements to Noteholders

        On or prior to each distribution date, the indenture trustee will forward a statement to the noteholders detailing information required under the transaction documents. These statements will be based on the information in the related servicer's certificate. Each statement that the indenture trustee delivers to the noteholders will include the following information regarding the notes on the related distribution date:

  (a)
  the amount of the distribution(s) allocable to interest;

  (b)
  the amount of the distribution(s) allocable to principal;

  (c)
  the amount of the distribution, if any, payable under a policy claim;

  (d)
  each class of notes' aggregate outstanding principal amount, after considering all payments reported under (b) above on that date;

  (e)
  the related Noteholders' Interest Carryover Amount and the related Noteholders' Principal Carryover Amount (as each term is defined in the Glossary), if any, and the change in those amounts from the preceding statement; and

  (f)
  the servicing fee paid for the related calendar month.

        Each amount described in subclauses (a) through (f) for the notes will be expressed as a dollar amount per $1,000 of the notes' initial principal amount.

        Unless and until definitive notes are issued, the indenture trustee will send these reports to Cede & Co., as registered holder of the notes and the nominee of DTC on the trust's behalf. See "Description of the Securities" in the accompanying prospectus.

        After the end of each calendar year, within the required time period, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder:

  •
  a statement as to the aggregate amounts of interest and principal paid to the noteholder;

  •
  information regarding the amount of servicing compensation the servicer received; and

  •
  other information as the seller deems necessary to enable the noteholder to prepare its tax returns.

Credit Support

        The spread account, which is a funded cash account, and overcollateralization, which is created initially by having the aggregate Principal Balance of the automobile loans as of the cutoff date exceed the initial principal balance of the notes by 8.50% and, subsequently, if necessary, through application of the Accelerated Principal Amount (as defined in the Glossary) provide credit support for the notes. MBIA will require the issuer to maintain this credit support at a level it establishes. This level changes over time, and MBIA may permit the required credit support level to reduce, or "step down," over time.

        Spread Account

        On the closing date, the spread account will be funded with a cash deposit. On each subsequent distribution date, the trust collateral agent will deposit additional amounts into the spread account from the automobile loan payments as described under "Distributions" above to the extent that the funds in the spread account are below the required level. Amounts, if any, on deposit in the spread account on a distribution date will be available to fund any Spread Account Claim Amount, to the extent provided in the spread account agreement. Amounts on deposit in the spread account on any distribution date, after giving effect to all distributions and all withdrawals from the spread account made on the distribution date that are in excess of the specified spread account requirement for the distribution date will be released to the certificateholder without the noteholders' consent.

        In addition, the issuer, MBIA and the trust collateral agent may amend the spread account agreement—and any provisions in the insurance agreement relating to the spread account—in any respect, including, without limitation:

  •
  reducing or eliminating the spread account funding requirements; and/or

  •
  permitting those funds to be used for the benefit of persons other than noteholders without the consent of, or notice to, the trustee, the owner trustee or the noteholders.

        The trust collateral agent shall not withhold or delay its consent to any amendment that does not adversely affect the trust collateral agent in its individual capacity. Notwithstanding any reduction in or elimination of the spread account funding requirements or any depletion of the spread account on each distribution date, MBIA must fund the full amount of each Insured Payment required to be paid and which would not be paid in the absence of a policy payment. If MBIA breaches its obligations, the noteholders will bear any losses on the automobile loans.

        Overcollateralization

        The aggregate Principal Balance of the automobile loans as of the cutoff date exceeds the initial principal balance of the notes by approximately 8.50%, thus creating an initial overcollateralization feature. If necessary, to maintain a specified level of overcollateralization, excess interest will be applied to the payment of principal on the notes and is paid in the form of the Noteholders' Accelerated Principal Amount. The excess interest is interest which is collected on the automobile loans in excess of the amount of interest that is paid on the notes, used to pay fees, or, under certain circumstances, deposited to the spread account. Applying excess interest in this manner causes the outstanding principal amount on the notes to pay down more quickly than the Pool Balance.

        If MBIA permits the required overcollateralization level to step down, principal collections which would otherwise be paid through to the noteholders as part of the Principal Distributable Amount may be released to the seller instead.

Servicer Termination Event

        A servicer termination event under the sale and servicing agreement will consist of the occurrence and continuance of any of the following:

  •
  the servicer's failure to deliver any required payment to the trust collateral agent for distribution to the noteholders, which failure continues unremedied for two business days;

  •
  the servicer's failure to deliver the servicer's certificate by the first business day prior to the distribution date;

  •
  the servicer's failure to observe or perform in any material respect any other covenant or agreement under the sale and servicing agreement or the purchase agreement if AmeriCredit is the servicer, which failure continues unremedied for 30 days after the issuer, the trust collateral agent or MBIA gives the servicer written notice of such failure, or if an insurer default has occurred and is continuing, 30 days after any noteholder gives the servicer written notice;

  •
  events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or, so long as AmeriCredit is servicer, of any of its affiliates, and actions by the servicer, or, as long as AmeriCredit is servicer, actions by its affiliates, indicating its or their insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

  •
  any servicer representation, warranty or statement is proved incorrect in any material respect, which has a material adverse effect on MBIA's interests, and the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been eliminated or cured;

  •
  so long as an insurer default shall not have occurred and be continuing, an insurance agreement event of default shall have occurred; or

  •
  a claim is made under the policy.

        An insurer default includes the occurrence and continuance of any of the following events:

  (a)
  MBIA's failure to make a required policy payment;

  (b)
  MBIA's:

  •
  filing or commencing of a petition or any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

  •
  general assignment for the benefit of its creditors; or

  •
  having an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

  (c)
  the entering of a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the New York Department of insurance or other competent regulatory authority:

  •
  appointing a custodian, trustee, agent or receiver for MBIA or for all or any material portion of its property; or

  •
  authorizing a custodian, trustee, agent or receiver to take possession of MBIA or to take possession of all or any material portion of the property of MBIA.

Rights Upon Servicer Termination Event

        As long as a servicer termination event remains unremedied:

  •
  provided no insurer default has occurred and is continuing, MBIA in its sole and absolute discretion may terminate all of the servicer's rights and obligations under the sale and servicing agreement by written notice to the servicer and the trust collateral agent; or

  •
  if an insurer default has occurred and is continuing, then the trust collateral agent or a note majority may terminate all of the servicer's rights and obligations under the sale and servicing agreement.

        If AmeriCredit is the servicer that is terminated then the backup servicer, or any other replacement servicer that MBIA appoints—so long as no insurer default has occurred and is continuing—will succeed to all the responsibilities, duties, and liabilities of the servicer.

        If the terminated servicer is not AmeriCredit, MBIA will appoint a replacement servicer or, if a insurer default has occurred and is continuing, the trust collateral agent will appoint a replacement servicer.

        Any replacement servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a replacement servicer will not result in a material disruption in the performance of the servicer's duties.

Waiver of Past Defaults

        Notwithstanding anything to the contrary described under "Description of the Trust Agreements—Waiver of Past Defaults" in the prospectus, MBIA may, on behalf of all noteholders, waive any default by the servicer under the sale and servicing agreement and any consequences of any default. No waiver will impair the noteholders' rights with respect to subsequent defaults.

Amendment

        Notwithstanding anything to the contrary described under "Description of the Trust Agreements—Amendment" in the prospectus, the seller, the servicer and the owner trustee with the consent of the indenture trustee, which consent may not be unreasonably withheld, and with MBIA's consent, so long as no insurer default has occurred and is continuing, but without the consent of the noteholders, may amend the sale and servicing agreement. The sale and servicing agreement may be amended in this manner to cure any ambiguity, or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. However, the amendment shall not in any material respect adversely affect the interests of any noteholder. In addition, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect MBIA's interests. The seller, the servicer and the owner trustee may also amend the sale and servicing agreement with the consent of MBIA, the indenture trustee and the holders of a majority of the principal amount of the outstanding notes in order to add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the noteholders.

        However, the amendment may not increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on automobile loans or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the noteholders required to consent to any amendment, without, in either case, the consent of the holders of all notes outstanding. Furthermore, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect the interest of MBIA.

        The seller and servicer must deliver to the owner trustee, the indenture trustee and MBIA upon the execution and delivery of the sale and servicing agreement and any amendment to the sale and servicing agreement an opinion of counsel, satisfactory to the indenture trustee, which states that all financing statements and continuation statements have been filed.

The Policy

        The following information has been supplied by MBIA Insurance Corporation ("MBIA") for inclusion in this prospectus supplement. MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the insurance policy and MBIA set forth under the headings "The Policy" and "The Insurer" herein. Additionally, MBIA makes no representation regarding the notes or the advisability of investing in the notes.

        MBIA, in consideration of the payment of a premium and subject to the terms of the insurance policy, thereby unconditionally and irrevocably guarantees to any noteholder that an amount equal to each full and complete Insured Payment will be received from MBIA by the indenture trustee or its successors, as indenture trustee for the noteholders, on behalf of the noteholders, for distribution by the indenture trustee to each noteholder of that noteholder's proportionate share of the Insured Payment.

        MBIA's obligations under the insurance policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Payments will be made only at the time set forth in the insurance policy, and no accelerated Insured Payments will be made regardless of any acceleration of the notes, unless the acceleration is at the sole option of MBIA.

        Notwithstanding the foregoing paragraph, the insurance policy does not cover shortfalls, if any, attributable to the liability of the issuer or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

        MBIA will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by MBIA's fiscal agent of the following:

  •
  a certified copy of the order requiring the return of a preference payment;

  •
  an opinion of counsel satisfactory to MBIA that the order is final and not subject to appeal;

  •
  an assignment in a form that is reasonably required by MBIA, irrevocably assigning to MBIA all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and

  •
  appropriate instruments to effect the appointment of MBIA as agent for the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to MBIA;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by MBIA will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the noteholder.

        MBIA will pay any other amount payable under the insurance policy no later than 12:00 p.m., New York time, on the later of the distribution date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for MBIA or any successor fiscal agent appointed by MBIA of a notice from the indenture trustee specifying the Insured Payment which is due and owing on the applicable distribution date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by MBIA's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the insurance policy, it will be deemed not to have been received by MBIA's fiscal agent for the purposes of this paragraph, and MBIA or the fiscal agent, as the case may be, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

        Insured Payments due under the insurance policy, unless otherwise stated therein, will be disbursed by MBIA's fiscal agent to the indenture trustee, on behalf of the noteholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Payment and legally available therefor.

        The fiscal agent is the agent of MBIA only and the fiscal agent will in no event be liable to noteholders for any acts of the fiscal agent or any failure of MBIA to deposit or cause to be deposited sufficient funds to make payments due under the insurance policy.

        Subject to the terms of the indenture, MBIA will be subrogated to the rights of each noteholder to receive payments under the notes to the extent of any payment by MBIA under the insurance policy.

        As used in the insurance policy, the following terms shall have the following meanings:

        "Deficiency Amount" for any distribution date, an amount equal to the excess, if any, without duplication, of: (a) the sum of the Noteholders' Interest Distributable Amount (net of any interest shortfall resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended or any similar state legislation or regulations) and the Noteholders' Parity Deficit Amount for the related distribution date plus (b) if the related distribution date is the final scheduled distribution date for any class, the unpaid principal amount of the class; minus (c) the sum of: (i) the amount actually deposited into the note distribution account on the related distribution date plus (ii) Additional Funds Available, if any, for the distribution date;

        "Insured Payment" means (a) as of any distribution date, any Deficiency Amount and (b) any Preference Amount.

        "Preference Amount" means any amount previously distributed to a noteholder on the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

        Capitalized terms used in the insurance policy and not otherwise defined in the insurance policy shall have the meanings set forth in the indenture as of the date of execution of the insurance policy, without giving effect to any subsequent amendment or modification to the indenture unless such amendment or modification has been approved in writing by MBIA.

        The insurance policy is not cancelable for any reason. The premium on the insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

        The insurance policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

        The insurance provided by the insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

Material Federal Income Tax Consequences

        You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with "Material Federal Income Tax Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets, may be subject to special rules that are not discussed below. You should consult with your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

Tax Characterization of the Issuer

        Dewey Ballantine LLP is our tax counsel and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the issuer will not be characterized as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

Tax Consequences to Holders of the Notes

  Treatment of the Notes as Indebtedness

        The seller agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

        The Internal Revenue Service (the "IRS") and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

        On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the notes will constitute indebtedness, and not an ownership interest in the automobile loans, nor an equity interest in the issuer or in a separate association taxable as a corporation or other taxable entity. See "Material Federal Income Tax Consequences—Debt Securities" in the accompanying prospectus.

        If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectable. The issuer will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

  Possible Alternative Characterizations of the Notes

        Although, as described above, it is the tax counsel's opinion that, for federal income tax purposes, the notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent indebtedness for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If the noteholders were treated as owning an equity interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the issuer will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See "Other Matters" below.

  Discount and Premium

        We do not anticipate issuing notes with any original issue discount. See "Material Federal Income Tax Consequences—Discount and Premium—Original Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.7% ABS. See "Yield and Prepayment Considerations" in this prospectus supplement. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Material Federal Income Tax Consequences—Discount and Premium—Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Consequences—Discount and Premium—Premium" in the accompanying prospectus.

  Sale or Redemption of Notes

        If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the note. See "Material Federal Income Tax Consequences—Debt Securities—Sales of Debt Securities" in the accompanying prospectus.

  Other Matters

        For a discussion of backup withholding and taxation of foreign investors in the notes, see "Material Federal Income Tax Consequences—Backup Withholding and Information Reporting" and "Material Federal Income Tax Consequences—Foreign Investors" in the accompanying prospectus.

State and Local Tax Consequences

        Potential noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential noteholders should consult their own tax advisors as to the various state and local tax consequences of an investment in the notes.

ERISA Considerations

        The notes may be purchased by ERISA plans as described in the prospectus under "ERISA Considerations—ERISA Considerations regarding Securities which are Notes." The notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuer incurred losses. As described in the prospectus, the acquisition or holding of the notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if the acquisition or holding of the notes by or on behalf of the plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Internal Revenue Code to acquire the notes will be deemed to have represented that the acquisition and continued holding of the notes will be covered by a Department of Labor prohibited transaction class exemption.

        Any plan fiduciary considering the purchase of a note may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

        The sale of notes to a plan is in no respect a representation by the issuer or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

Legal Investment

        The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Ratings

        It is a condition to the issuance of the Class A-1 Notes that they be rated A-1+ by Standard & Poor's, Prime-1 by Moody's Investors Service and F1+ by Fitch Ratings. It is a condition to the issuance of the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3-A Notes, the Class A-3-B Notes, the Class A-4-A Notes and the Class A-4-B Notes that they each be rated AAA by Standard & Poor's, Aaa by Moody's Investors Service and AAA by Fitch Ratings.

        The ratings of the Class A-1 Notes will be made without regard to the policy in the case of Standard & Poor's and substantially based on the policy in the case of Fitch Ratings. The rating on the Class A-1 Notes by Moody's Investors Service is based primarily on the expected cash flows on the underlying receivables during the collection periods prior to the Class A-1 final maturity date and partially on the policy. The ratings of the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3-A Notes, the Class A-3-B Notes, the Class A-4-A Notes and the Class A-4-B Notes will be based primarily on the policy.

        To the extent that the ratings are based on the policy, the ratings apply to distributions due on the distribution dates. We cannot assure you that the rating agencies will not lower or withdraw the ratings.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled distribution dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

Underwriting

        Subject to the terms and conditions described in an underwriting agreement, the seller has agreed to cause the issuer to sell to each of the underwriters named below the notes. Each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name below:

Class A-1 Notes

Principal Amount
Deutsche Bank Securities Inc.	$50,000,000
Credit Suisse First Boston Corporation	$50,000,000
Banc One Capital Markets, Inc.	$48,000,000
Lehman Brothers Inc.	$48,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$48,000,000
Wachovia Securities, Inc.	$48,000,000

Total	$292,000,000

Class A-2-A Notes

Principal Amount
Deutsche Bank Securities Inc.	$24,000,000
Credit Suisse First Boston Corporation	$24,000,000
Banc One Capital Markets, Inc.	$23,000,000
Lehman Brothers Inc.	$23,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$23,000,000
Wachovia Securities, Inc.	$23,000,000

Total	$140,000,000

Class A-2-B Notes

Principal Amount
Deutsche Bank Securities Inc.	$44,500,000
Credit Suisse First Boston Corporation	$44,500,000
Banc One Capital Markets, Inc.	$44,500,000
Lehman Brothers Inc.	$44,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$44,500,000
Wachovia Securities, Inc.	$44,500,000

Total	$267,000,000

Class A-3-A Notes

Principal Amount
Deutsche Bank Securities Inc.	$18,000,000
Credit Suisse First Boston Corporation	$18,000,000
Banc One Capital Markets, Inc.	$16,000,000
Lehman Brothers Inc.	$16,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$16,000,000
Wachovia Securities, Inc.	$16,000,000

Total	$100,000,000

Class A-3-B Notes

Principal Amount
Deutsche Bank Securities Inc.	$90,000,000
Credit Suisse First Boston Corporation	$90,000,000
Banc One Capital Markets, Inc.	$90,000,000
Lehman Brothers Inc.	$90,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$90,000,000
Wachovia Securities, Inc.	$90,000,000

Total	$540,000,000

Class A-4-A Notes

Principal Amount
Deutsche Bank Securities Inc.	$28,000,000
Credit Suisse First Boston Corporation	$28,000,000
Banc One Capital Markets, Inc.	$26,000,000
Lehman Brothers Inc.	$26,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$26,000,000
Wachovia Securities, Inc.	$26,000,000

Total	$160,000,000

Class A-4-B Notes

Principal Amount
Deutsche Bank Securities Inc.	$33,500,000
Credit Suisse First Boston Corporation	$33,500,000
Banc One Capital Markets, Inc.	$33,500,000
Lehman Brothers Inc.	$33,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$33,500,000
Wachovia Securities, Inc.	$33,500,000

Total	$201,000,000

        The underwriters have advised the seller that they propose initially to offer the notes to the public at the prices listed below, and to dealers at prices less the initial concession not in excess of 0.075% per Class A-1 Note, 0.130% per Class A-2-A Note, 0.130% per Class A-2-B Note, 0.140% per Class A-3-A Note, 0.140% per Class A-3-B Note, 0.150% per Class A-4-A Note and 0.150% per Class A-4-B Note. The underwriters may allow and dealers may reallow a concession not in excess of 0.050% per Class A-1 Note, 0.075% per Class A-2-A Note, 0.075% per Class A-2-B Note, 0.075% per Class A-3-A Note, 0.075% per Class A-3-B Note, 0.075% per Class A-4-A Note and 0.075% per Class A-4-B Note to other dealers. After the initial public offering of the notes, the public offering prices and such concessions may be changed.

        Each underwriter has represented and agreed that:

  •
  it has not offered or sold, and will not offer or sell, any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;

  •
  it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

  •
  it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

        The underwriters have advised AmeriCredit that discretionary sales are not expected to exceed 5% (five percent) of the principal amount of the securities being offered.

        Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

        The seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the automobile loans—prior to their sale to the issuer. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a "warehouse lender" to its affiliates, and may receive a portion of the proceeds as a repayment of the "warehouse" debt. Because more than 10% of the net offering proceeds of the offering may be paid to the underwriters or their respective affiliates or associated persons, this offering is being made pursuant to the provisions of Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers.

        One or more of the underwriters, or their respective affiliates, may contract to be the counterparty under the swap agreements entered into by the issuer with respect to the Class A-2-B Notes, the Class A-3-B Notes and the Class A-4-B Notes. Any underwriter, or any affiliate of any underwriter, that enters into a swap agreement with the issuer does so as a principal for its own benefit and not for the benefit of the noteholders or any other party. Amounts received by any underwriter, or any affiliate of any underwriter, in its capacity as counterparty under the swap agreement are not included in the underwriting discounts listed on the cover of this prospectus supplement.

        In connection with this offering the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the notes at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

Experts

        The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2001 and December 31, 2000 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

        The balance sheet of the issuer as of September 27, 2002 included in this prospectus supplement has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Legal Opinions

        In addition to the legal opinions described in the prospectus, certain federal income tax and other matters will be passed upon for the seller and the issuer by Dewey Ballantine LLP, New York, New York. Certain legal matters relating to the notes will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York. Certain legal matters will be passed upon for MBIA by Kutak Rock LLP, Omaha, Nebraska.

Glossary

Accelerated Principal Amount for a distribution date will equal the lesser of

  (1)
  the sum of:

  (a)
  the excess, if any, of the amount of Available Funds on the distribution date over the amounts payable on the distribution date under clauses 1 through 7 under "Description of the Purchase Agreements and the Transaction Documents—Distributions";

    plus

    (b)
    amounts, if any, available according to the terms of the spread account agreement; and

  (2)
  the excess, if any, on the distribution date of:

  (a)
  the Pro Forma Note Balance for the distribution date;

    minus

    (b)
    the Required Pro Forma Note Balance for the distribution date.

Additional Funds Available means, with respect to any distribution date, the sum of:

  (1)
  the Spread Account Claim Amount, if any, received by the indenture trustee with respect to the distribution date;

    plus

  (2)
  the Insurer Optional Deposit, if any, received by the indenture trustee with respect to the distribution date.

        Amount Financed means, for any automobile loan, the aggregate amount loaned toward the purchase price of the financed vehicle and related costs, including amounts advanced at the time the automobile loan is originated for:

  •
  accessories;

  •
  insurance premiums;

  •
  service contracts;

  •
  car club and warranty contracts; and

  •
  other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

Available Funds means, for any calendar month, the sum of:

  (1)
  the Collected Funds for the calendar month;

    plus

  (2)
  all Purchase Amounts deposited in the collection account with respect to such calendar month, plus income on investments held in the collection account;

    plus

  (3)
  the proceeds of any liquidation of the assets of the issuer, other than Net Liquidation Proceeds;

    plus

  (4)
  any amounts received by the trust collateral agent pursuant to the swap agreements with respect to the Class A-2-B Notes, the Class A-3-B Notes and the Class A-4-B Notes.

Collected Funds means, any calendar month, the amount of funds in the collection account representing automobile loan collections during the calendar month, including all Net Liquidation Proceeds collected during the calendar month, but excluding any Purchase Amounts.

        Cram Down Loss means, for any automobile loan, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan, an amount equal to:

  •
  the excess of the automobile loan's Principal Balance immediately prior to the order over the automobile loan's Principal Balance as reduced; and/or

  •
  if the court issued an order reducing the effective interest rate on the automobile loan, the excess of the automobile loan Principal Balance immediately prior to the order over the automobile loan's net present value—using as the discount rate the higher of the APR on the automobile loan or the rate of interest, if any, specified by the court in the order—of the scheduled payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the order's issuance date.

Insurer Optional Deposit means, for any distribution date, an amount other than an Insured Payment delivered by MBIA, at its sole option, for deposit into the collection account for any of the following purposes:

  •
  to provide funds to pay the fees or expenses of any of the issuer's service providers for the distribution date; or

  •
  to include those amounts as part of Additional Funds Available for the distribution date to the extent that without them a draw would be required to be made on a policy.

Liquidated Automobile Loan means, for any calendar month, as of the last day of the calendar month, an automobile loan:

  •
  as to which 90 days have elapsed since the servicer repossessed the financed vehicle; provided, however, that in no case shall 5% or more of a scheduled automobile loan payment have become 210 or more days delinquent in the case of a repossessed financed vehicle and which is not a Sold Automobile Loan;

  •
  as to which the servicer has determined in good faith that it has received all amounts it expects to recover and which is not a Sold Automobile Loan;

  •
  as to which 5% or more of a scheduled payment became 120 or more days delinquent, except in the case of repossessed financed vehicles, and which is not a Sold Automobile Loan; or

  •
  that is a Sold Automobile Loan.

Net Liquidation Proceeds means, for Liquidated Automobile Loans:

  (1)
  proceeds from the disposition of the underlying financed vehicles;

    plus

  (2)
  any related insurance proceeds;

    plus

  (3)
  other monies received from the obligor that are allocable to principal and interest due under the automobile loan;

    plus

  (4)
  with respect to Sold Automobile Loans, the related Sale Amounts;

    minus

  (5)
  the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the obligor by law.

Noteholders' Accelerated Principal Amount means, for any distribution date, the Noteholders' Percentage of the Accelerated Principal Amount on the distribution date, if any.

Noteholders' Distributable Amount means, any distribution date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

Noteholders' Interest Carryover Amount means, for any class of notes and any determination date, all or any portion of the Noteholders' Interest Distributable Amount for the class for the immediately preceding distribution date, and any outstanding Noteholders' Interest Carryover Amount still unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the preceding distribution date to but excluding the related distribution date.

Noteholders' Interest Distributable Amount means, for any distribution date, the sum of the Noteholders' Monthly Interest Distributable Amount for each class of notes for such distribution date and the Noteholders' Interest Carryover Amount, if any, for each class of notes, calculated as of such distribution date.

Noteholders' Monthly Interest Distributable Amount means, for any distribution date and any class of notes, the interest accrued at the respective interest rate during the applicable interest period that shall accrue on the principal amount of the notes of each class outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date, calculated for the Class A-1 Notes, the Class A-2-B Notes, the Class A-3-B Notes and the Class A-4-B Notes on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period and for the Class A-2-A Notes, the Class A-3-A Notes and the Class A-4-A Notes on the basis of a 360-day year consisting of twelve 30-day months.

Noteholders' Monthly Principal Distributable Amount means, for any distribution date, the Noteholders' Percentage of the Principal Distributable Amount.

Noteholders' Parity Deficit Amount means, for any distribution date, the excess, if any, of:

  (1)
  the aggregate remaining principal amount of the notes outstanding on the distribution date, after giving effect to all reductions in such aggregate principal amount from sources other than:

  •
  the spread account; and

  •
  the policy;

    minus

  (2)
  the Pool Balance at the end of the prior calendar month.

Noteholders' Percentage means:

  •
  for each distribution date prior to the distribution date on which the Class A-4-A and the Class A-4-B Notes are fully paid, 100%;

  •
  on the distribution date on which the Class A-4-A Notes and the Class A-4-B Notes are fully paid, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the notes immediately prior to the distribution date, and the denominator of which is the Principal Distributable Amount for the distribution date; and

  •
  for any distribution date thereafter, zero.

Noteholders' Principal Carryover Amount means, as of any determination date, all or any portion of the Noteholders' Principal Distributable Amount from the preceding distribution date which remains unpaid.

Noteholders' Principal Distributable Amount means, for any distribution date, other than the final scheduled distribution date for any class of notes, the sum of the Noteholders' Monthly Principal Distributable Amount for the distribution date and the Noteholders' Principal Carryover Amount, if any, as of the distribution date. The Noteholders' Principal Distributable Amount on the final scheduled distribution date for any class will equal the sum of:

  (1)
  the Noteholders' Monthly Principal Distributable Amount for the distribution date;

    plus

  (2)
  the Noteholders' Principal Carryover Amount as of the distribution date;

    plus

  (3)
  the excess of the outstanding principal amount of the class of notes, if any, over the amounts described in clauses (1) and (2).

Noteholders' Remaining Parity Deficit Amount means, for any distribution date:

  (1)
  the Noteholders' Parity Deficit Amount for the distribution date;

    minus

  (2)
  any reduction in the note's aggregate principal amount on the distribution date which is funded from the spread account.

Pool Balance means, as of any date of determination, the aggregate Principal Balance of the automobile loans, excluding all Liquidated Automobile Loans and all Purchased Automobile Loans, at the end of the preceding calendar month.

Principal Balance means, for any automobile as of any date of determination, the sum of:

  (1)
  the Amount Financed;

        minus

    (a)
    that portion of all amounts received on or prior to that date and allocable to principal according to the automobile loan's terms;

          plus

    (b)
    any Cram Down Losses for the automobile loan accounted for as of that date;

        plus

  (2)
  the accrued and unpaid interest on the automobile loan as of that date.

Principal Distributable Amount means, for any distribution date, the amount equal to:

  (1)
  the sum of:

  (a)
  collections received on automobile loans (other than Liquidated Automobile Loans and Purchased Automobile Loans) that are allocable to principal, including any full and partial principal prepayments,

          plus

    (b)
    the Principal Balance of all automobile loans (other than Purchased Automobile Loans) that became Liquidated Automobile Loans during the related calendar month and plus

    (c)
    the portion of the Purchase Amount allocable to principal of all automobile loans that became Purchased Automobile Loans as of the immediately preceding record date;

          plus

    (d)
    at the option of MBIA, the outstanding Principal Balance of those automobile loans that the seller or AmeriCredit was required to repurchase during the calendar month but were not repurchased;

          plus

    (e)
    the aggregate amount of Cram Down Losses during the related calendar month;

        minus

  (2)
  the Step-Down Amount, if any, for the distribution date.

Pro Forma Note Balance means, for any distribution date, the aggregate remaining principal amount of the notes outstanding on the distribution date, after giving effect to distributions under clauses 1 through 6 under "Description of the Purchase Agreements and the Transaction Documents—Distributions."

Purchase Amount means, with respect to any Purchased Automobile Loan, the Principal Balance and all accrued and unpaid interest on the automobile loan, after giving effect to the receipt of any monies (collected from whatever source) on such automobile loan, if any.

Purchased Automobile Loan means an automobile loan purchased as of the close of business on the last day of a collection period by AmeriCredit as the result of a breach of a covenant or as an exercise of its optional redemption right.

Required Pro Forma Note Balance for any distribution date will be a dollar amount equal to the greater of:

  (1)
  The difference between:

  (a)
  the Pool Balance as of the end of the prior calendar month minus

    (b)
    $157,923,497.27 and

  (2)
  The product of:

  (a)
  91.0%;

          multiplied by

    (b)
    the Pool Balance as of the end of the prior calendar month.

Sale Amount means for any Sold Automobile Loan, the amount received from the related third-party purchaser as payment for such Sold Automobile Loan.

Sold Automobile Loan means an automobile loan that was more than 60 days delinquent and was sold to an unaffiliated third party by the issuer, at the servicer's direction, as of the close of business on the last day of a collection period and in accordance with the terms of the sale and servicing agreement.

Spread Account Claim Amount means the amount, after taking into account the application on the distribution date of Available Funds for the related calendar month, equal to the sum of (i) any shortfall in the full payment of amounts described in clauses 1 through 5 under "Description of the Purchase Agreements and the Transaction Documents-Distributions"; (ii) the Noteholders' Parity Deficit Amount, if any, for the distribution date and (iii) if the related distribution date is the final scheduled distribution date for any class, any remaining outstanding principal amount of that class, to the extent that the amount is available on the related distribution date according to the provisions governing the spread account.

Step-Down Amount means, for any distribution date, the excess, if any, of:

  (1)
  the Required Pro Forma Note Balance;

        minus

  (2)
  the Pro Forma Note Balance on the distribution date, for this purpose only calculated without deduction for any Step-Down Amount—i.e., with the assumption that the entire amount described in clause (1) of the definition of Principal Distributable Amount is distributed as principal on the notes.

Report of Independent Accountants

To the Managers of AmeriCredit Automobile Receivables Trust 2002-E-M:

        In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of AmeriCredit Automobile Receivables Trust 2002-E-M as of September 27, 2002, in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Trust's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
September 28, 2002

AmeriCredit Automobile Receivables Trust 2002-E-M

Balance Sheet

September 27, 2002

Assets
Cash	$1,000

Total Assets	$1,000

Liabilities And Trust Principal
Interest in Trust	$1,000

Total liabilities and trust principal	$1,000

The accompanying notes are an integral part of this financial statement.

AmeriCredit Automobile Receivables Trust 2002-E-M
Notes To Financial Statement

1.
Nature of Operations:

        AmeriCredit Automobile Receivables Trust 2002-E-M (the "Trust") was formed in the State of Delaware on October 18, 2002. The Trust has been inactive since that date.

        The Trust was organized to engage exclusively in the following business and financial activities: to acquire motor vehicle retail installment sale contracts from AFS SenSub Corp. and any of its affiliates; to sell such motor vehicle retail installment sale contracts, from time to time, as directed by the servicer in accordance with the terms of the sale and servicing agreement; to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing. AFS SenSub Corp. is a Nevada corporation which is a wholly-owned subsidiary of AmeriCredit Financial Services, Inc.

2.
Capital Contribution:

        AFS SenSub Corp. purchased, for $1,000, a 100% beneficial ownership interest in the Trust on September 27, 2002.

Annex A

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS:    THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

        Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

        Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

        Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

        Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants

        Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

  Trading between Clearstream or Euroclear Participants

        Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC, Seller and Clearstream or Euroclear Participants

        When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

        Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

        As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

  Trading between Clearstream or Euroclear Seller and DTC Purchaser

        Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

  •
  borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

  •
  borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

  •
  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

    (1)
    each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

    (2)
    such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

        This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the securities.

  Exemption for Non-U.S. Persons—Form W-8 BEN

        Beneficial owners of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN provided without a U.S taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

  Exemption for Non-U.S. Persons with effectively connected income—Form W-8ECI

        A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries—Form W-8BEN

        A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

  Exemption for U.S. Persons—Form W-9

        U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W9, Payer's Request for Taxpayer Identification Number and Certification.

        A U.S. Person is:

  (1)
  a citizen or resident of the United States;

  (2)
  a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

  (3)
  an estate that is subject to U.S. federal income tax regardless of the source of its income; or

  (4)
  a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

        A Non-U.S. Person is any person who is not a U.S. person.

Prospectus

AmeriCredit Financial Services, Inc. Servicer	Automobile Receivable Asset-Backed Secu- rities, Issuable in Series

We suggest that you read the section entitled "Risk Factors" on page 11 of this prospectus and consider these factors before making a decision to invest in these securities.

These securities are automobile loan asset-backed securities which represent interests in or obligations of the issuer issuing that series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the automobile loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

The Securities—
•    will be issued from time to time in series;
•    will be backed primarily by one or more pools of "non-prime" automobile loans held by the issuer;
•    will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and
•    may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.
 The Assets—
The assets of each issuer will primarily consist of a pool of "non-prime" automobile loans, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the prospectus supplement. "Non-prime" automobile loans are automobile loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 25, 2002

Important Information about the Information Presented in this Prospectus and the Accompanying Prospectus Supplement

        We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities; and (2) the prospectus supplement, which describes the specific terms of your series of securities.

        This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

Summary of Prospectus
Issuer
Company
Servicer
Trustee
The Securities
Trust Property
Payment Date
Record Date
Remittance Period
Credit Enhancement
Cross-Collateralization
Registration of Securities
Optional Termination
Mandatory Termination
Material Federal Income Tax Consequences
ERISA Considerations
Ratings
Risk Factors
The Company and the Servicer
The Trustee
The Issuer
The Trust Property
The Automobile Loans
Automobile Loan Pools
The Automobile Loans
Rule of 78s Automobile Loans
Fixed Value Automobile Loans
Simple Interest Automobile Loans

Delinquencies, Repossessions, and Net Loss Information on the Automobile Loans
Maturity and Prepayment Considerations on the Automobile Loans
AmeriCredit's Automobile Financing Program
General
Target Market
Marketing
Branch Office Network
Underwriting and Purchasing Contracts
Proprietary Credit Scoring System and Risk-based Pricing
Indirect Loan Approval Process
Direct Loan Approval Process
Servicing and Collections Procedures
General
Repossessions
Charge-Off Policy
Risk Management
Overview
Behavioral Scoring
Collateral Value Management
Compliance Audits
Pool Factors
Use of Proceeds
Description of the Securities
General
General Payment Terms of Securities
Distribution Dates
Determination of Principal and Interest on the Securities
Soft Bullets
Fixed Rate Securities
Floating Rate Securities
Indexed Securities
Scheduled Amortization Securities; Companion Securities
Book-Entry Registration
Definitive Securities
Reports to Securityholders
Forward Commitments; Pre-Funding
Description of the Trust Agreements
Sale and Assignment of the Automobile Loans
Accounts
The Servicer
Servicing Procedures
Payments on Automobile Loans
Servicing Compensation
Distributions
Credit and Cash Flow Enhancements
Statements to Indenture Trustees and Trustees

Evidence as to Compliance
Matters Regarding the Servicer
Servicer Termination Event
Rights upon Servicer Termination Event
Waiver of Past Defaults
Amendment
Insolvency Event
Termination
Material Legal Aspects of the Automobile Loans
General
Security Interests in the Financed Vehicles
General
Perfection
Continuity of Perfection
Priority of Certain Liens Arising by Operation of Law
Repossession
Notice of Sale; Redemption Rights
Deficiency Judgments and Excess Proceeds
Consumer Protection Laws
Soldiers' and Sailors' Civil Relief Act of 1940
Other Limitations
Material Federal Income Tax Consequences
General
Grantor Trust Securities
Taxation of Beneficial Owners of Grantor Trust Securities
Sales of Grantor Trust Securities
Grantor Trust Reporting
Debt Securities
Taxation of Beneficial Owners of Debt Securities
Sales of Debt Securities
Debt Securities Reporting
Partnership Interests
Taxation of Beneficial Owners of Partnership Interests
Sale or Exchange of Partnership Interests
Partnership Reporting
FASIT Securities
Taxation of Beneficial Owners of FASIT Regular Securities
Taxes on a FASIT Trust
Discount and Premium
Original Issue Discount
Market Discount
Premium
Special Election
Backup Withholding and Information Reporting
Foreign Investors
Grantor Trust Securities, Debt Securities, and FASIT Regular Securities

High-Yield FASIT Regular Securities
Partnership Interests
State and Local Tax Consequences
ERISA Considerations
General
ERISA Considerations regarding Securities which are Certificates
Plan Assets
Underwriter Exemptions
ERISA Considerations regarding Securities which are Notes
Consultation With Counsel
Methods of Distributions
Legal Opinions
Incorporation by Reference
Financial Information

Summary of Prospectus

  •
  This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

  •
  This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

  •
  There are material risks associated with an investment in the securities. You should read the section entitled "Risk Factors" on page 11 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

Issuer

        The issuer for a particular series of securities may be either a special-purpose finance subsidiary of the company or a trust formed by the company.

Company

        AmeriCredit Financial Services, Inc., a Delaware corporation. The company's principal offices are located at 801 Cherry Street, Fort Worth, Texas 76102 and its telephone number is (817) 302-7000.

Servicer

        AmeriCredit Financial Services, Inc.

Trustee

        For any series of securities, the trustee named in the related prospectus supplement.

        In addition, if the issuer is a trust, it may separately enter into and issue notes pursuant to a separate indenture. In that case, the trust and the indenture will be administered by separate independent trustees.

The Securities

        Each class of securities will be either:

  •
  certificates evidencing beneficial ownership in the trust property; or

  •
  notes representing indebtedness of the issuer.

        Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

        A series may include one or more classes which:

  •
  are stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

  •
  are stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

  •
  have different terms including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both;

  •
  will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement;

  •
  are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on receivables; or

  •
  has a lockout feature, under which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period.

        A series of securities may provide that distributions of principal or interest or both on any class may be made:

  •
  upon the occurrence of specified events;

  •
  in accordance with a schedule or formula; or

  •
  on the basis of collections from designated portions of the related pool of automobile loans.

Trust Property

        As specified in the prospectus supplement, the trust property may consist of:

  •
  a pool consisting primarily of "non-prime" automobile loans between manufacturers, dealers, or other originators and retail purchasers together with all monies received relating to the contracts;

  •
  a security interest in the underlying automobiles and light duty trucks and the proceeds from the disposition of automobiles and light duty trucks, and property relating to the automobiles and trucks;

  •
  Rule of 78s loans under which the obligor pays, in monthly installments, a specified total representing the principal amount financed and finance charges, which finance charges are calculated so that the interest portion of each payment is greater during the early months of the contract term and lower during later months;

  •
  fixed value loans which provide for monthly payments with a final fixed payment that is greater than the scheduled monthly payments;

  •
  simple interest loans which provide for amortization of the amount financed through a series of fixed level monthly payments;

  •
  amounts held in any collection, reserve, pre-funding or other accounts established pursuant to the transaction documents;

  •
  credit enhancement for the trust property or any class of securities; and

  •
  interest on short-term investments.

        If the prospectus supplement specifies, the trustee may acquire additional receivables during a specified pre-funding period from monies in a pre-funding account.

        "Non-prime" automobile loans, the principal component of the trust property, is a common term used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

Payment Date

        As described in the prospectus supplement, the securities will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

Record Date

        The prospectus supplement will describe a date preceding the payment date, as of which the trustee or its paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

Remittance Period

        A period preceding each payment date—for example, in the case of monthly-pay securities, the calendar month preceding the month in which a payment date occurs. As the prospectus supplement will more fully describe, the servicer will remit collections received in respect of a remittance period to the related trustee prior to the related payment date.

Credit Enhancement

        As described in the prospectus supplement, credit enhancement for the trust property or any class of securities may include any one or more of the following:

  •
  a policy issued by an insurer specified in the related prospectus supplement;

  •
  a reserve account;

  •
  letters of credit;

  •
  credit or liquidity facilities;

  •
  third party payments or other support;

  •
  cash deposits or other arrangements;

  •
  swaps (including currency swaps) and other derivative instruments and interest rate protection agreements; and

  •
  subordination, cross-collateralization and over-collateralization.

Cross-Collateralization

        As described in the prospectus supplement, a series or class of securities may include the right to receive monies from a common pool of credit enhancement which may be available for more than one series of securities.

        The common pool of credit enhancement may consist of one or more of the following:

  •
  a master reserve account;

  •
  a master insurance policy; or

  •
  a master collateral pool.

        Payments received by an issuer on automobile loans may not be used to pay principal or interest on securities issued by any other issuer, except to the limited extent that collections in excess of amounts needed to pay an issuer's securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of securities.

Registration of Securities

        The issuer may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In this case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the prospectus supplement.

Optional Termination

        As described in this prospectus and the prospectus supplement, the servicer, the company, or if the prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement of a series of securities.

Mandatory Termination

        As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. An indenture may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

Material Federal Income Tax Consequences

        The securities of each series will, for federal income tax purposes, constitute one of the following:

  •
  interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code;

  •
  debt issued by a trust or by the company secured by the underlying automobile loans;

  •
  interests in a trust which is treated as a partnership; or

  •
  regular interests or high-yield interests in a trust treated as a financial asset securitization investment conduit or FASIT under the Internal Revenue Code.

        In addition to reviewing Material Federal Income Tax Consequences in this prospectus and the prospectus supplement, you should consult your tax advisors.

ERISA Considerations

        A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review "ERISA Considerations" beginning on page 70 in this prospectus and in the prospectus supplement.

Ratings

        Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the automobile loans or the effect on the rate of prepayments on the return of principal to securityholders.

Risk Factors

        This section and the section under the caption "Risk Factors" in the accompanying prospectus supplement describe the principal risk factors associated with an investment in any class of securities. You should consider these risk factors prior to any purchase of any class of securities.

You may not be able to sell your securities, and may have to hold your securities to maturity even though you may want to sell.
A secondary market for these securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. The securities are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.
Prepayments on the automobile loans could cause you to be paid earlier than you expect, which may adversely affect your yield to maturity.
The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the automobile loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

The yield to maturity on interest only securities will be extremely sensitive to the rate of prepayments on the contracts. If the automobile loans prepay very quickly the yield on an interest only security could be dramatically reduced.
The automobile loans may be prepaid in full or in part at any time.

We cannot predict the rate of prepayments of the automobile loans, which is influenced by a wide variety of economic, social and other factors, including among others, obsolescence, the prevailing interest rates, availability of alternative financing, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that a trust will experience.
Your securities could be subject to optional or mandatory redemption features, exposing you to investment risk.

One or more classes of securities of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the automobile loans or the securities is less than a specified amount or percentage.

Since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your securities. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.
The trust assets consist mainly of loans made to "non-prime" borrowers.
The trust assets consist primarily of "non-prime" automobile loans originated under lending programs of the company designed to serve consumers who have limited access to traditional automobile financing. There is a high degree of risk associated with non-prime borrowers. The typical non-prime borrower may have had previous financial difficulties or may not yet have sufficient credit history. Because the company serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing services, it charges interest at higher rates than those charged by many traditional financing sources. "Non-prime" automobile loans such as those included in trust assets therefore entail relatively higher risk and may be expected to experience higher levels of delinquencies and credit losses than automobile loans originated by traditional automobile financing sources.
Credit enhancement, if provided, will be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment.
Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the contracts and may reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of credit enhancement coverage, the identification of any entity providing the credit enhancement, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.
Possession of the automobile loans by the company combined with the insolvency of the company, the servicer, or other party, may cause your payments to be reduced or delayed.
Any insolvency by the company, the servicer, or a third party while in possession of the automobile loans may result in competing claims to ownership or security interests in the automobile loans which could result in delays in payments on the securities, losses to securityholders or the repayment of the securities.

In addition, if the company, the servicer, or a third party while in possession of the automobile loans, sells or pledges and delivers them to another party, that party could acquire an interest in the automobile loans with priority over the trustee's interest. This could result in delays in payments on the securities, losses to you or the repayment of the securities.
State laws and other factors may limit the collection of payments on the automobile loans and repossession of the vehicles.
State laws may prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile loans. As a result, you may experience delays in receiving payments and suffer losses.
Additional factors that may affect the issuer's ability to recoup the full amount due on an automobile loan include:
	•	the company's failure to file amendments to certificates of title relating to the vehicles;
	•	the company's failure to file financing statements to perfect its security interest in the vehicle;
	•	depreciation;
	•	obsolescence;
	•	damage or loss of any vehicle; and
	•	the application of federal and state bankruptcy and insolvency laws.
Insolvency of the company may cause your payments to be reduced or delayed.
In some circumstances, a bankruptcy of the company may reduce payments to you. The company will structure the transactions contemplated by this prospectus to guard against the trust property becoming property of the bankruptcy estate of the company. These steps include the creation of one or more separate limited-purpose subsidiaries, which contain restrictions on the nature of their businesses and their ability to commence a voluntary bankruptcy case or proceeding. The company believes that the transfer of the automobile loans to a limited-purpose subsidiary should be treated as an absolute and unconditional assignment and transfer.

However, in the event of an insolvency of the company a court or bankruptcy trustee could attempt to:
•
recharacterize the transfer of the automobile loans by the company to the subsidiary as a borrowing by the company from the subsidiary or the related securityholders secured by a pledge of the automobile loans; or
• consolidate the assets of the subsidiary with those of the company because the company will own the equity interests of the subsidiary.

If a recharacterization attempt is successful, a court could elect to accelerate payment of the securities and liquidate the automobile loans. Then you may only be entitled to the outstanding principal amount and interest on the securities at the interest rate on the date of payment. A recharacterization attempt, even if unsuccessful, could result in delays in payments to you.

If either attempt is successful, the securities would be accelerated and the trustee's recovery on your behalf could be limited to the then current value of the automobile loans. Consequently, you could lose the right to future payments and you may not receive your anticipated interest and principal on the securities.
Commingling of funds with the company's funds may result in reduced or delayed payments to you.	While the company is the servicer, cash collections held by the company may be commingled and used for the company's benefit prior to each payment date.

If bankruptcy proceedings are commenced with respect to the company while acting as servicer, the company (if not the servicer), the issuer, or the trustee, may not have a perfected security interest and any funds then held by the servicer may be unavailable to securityholders.

Losses and delinquencies on the automobile loans may differ from the company's historical loss and delinquency levels.	We cannot guarantee that the delinquency and loss levels of the automobile loans in the trust will correspond to the historical levels the company experienced on its loan and vehicle portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:
• changes in the federal income tax laws; or
• changes in the local, regional or national economies.
Securityholders have no recourse against the company for losses.
There is no recourse against the company. The securities represent obligations solely of the trust or debt secured by the trust property. No securities will be guaranteed by the company, the servicer, or the applicable trustee. Consequently, if payments on the automobile loans, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from the company.
Used vehicles included in the automobile loan pool may incur higher losses than new automobiles.
Some or all of the assets of a trust may consist of loans to finance the purchase of used vehicles. Because the value of a used vehicle is more difficult to determine, upon sale of a repossessed vehicle, a greater loss may be incurred.
Defaulted automobile loans may result in a delay in payments to securityholders and a loss of your investment.
In the event that the company or the servicer must repossess and dispose of vehicles to recover scheduled payments due on defaulted automobile loans, the trust may not realize the full amount due on an automobile loan, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the trust to realize the full amount due on an automobile loan include whether endorsements or amendments to certificates of title relating to the vehicles had been filed or such certificates have been delivered to the trustee, whether financing statements to perfect the security interest in the automobile loans had been filed, depreciation, obsolescence, damage or loss of any vehicle, and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the securities.
Transfer of servicing may delay payments to you.
If the company were to cease servicing the automobile loans, delays in processing payments on the automobile loans and information regarding automobile loan payments could occur. This could delay payments to you.
Inability of the company to reacquire automobile loans which breach a representation or warranty may cause your payments to be reduced or delayed.
The transaction documents require the company to acquire automobile loans from the trust property if representations and warranties concerning the loan's eligibility have been breached. If the company is unable to reacquire the automobile loans and no other party is obligated to perform or satisfy these obligations, you may experience delays in receiving payments and losses.
Inadequate insurance on vehicles may cause you losses on your investment.
Each automobile loan requires the obligor to maintain insurance covering physical damage to the vehicle in an amount not less than the unpaid principal balance of the automobile loan with the company named as a loss payee. Since the obligors select their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

In addition, although each automobile loan generally gives the company the right to force place insurance coverage in the event the required physical damage insurance on a vehicle is not maintained by an obligor, neither the company nor the servicer is obligated to force place coverage. In the event insurance coverage is not maintained by obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to vehicles included in the trust property, and you could suffer a loss on your investment.

Limitations on interest payments and repossessions may cause losses on your investment.	Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar state legislation, a lender may not charge an obligor who enters military service after the origination of the automobile loan interest, including fees and charges, above an annual rate of 6% during the period of the obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could effect the servicer's ability to collect full amounts of interest on some of the automobile loans. In addition, the relief act imposes limitations that would impair the servicer's ability to repossess on an affected automobile loan during the obligor's period of active duty status. Thus, in the event that these automobile loans go into default, there may be delays and losses to you.
The ratings assigned to your securities by the rating agencies may be lowered or withdrawn at any time, which may affect your ability to sell your securities.
The ratings assigned to the securities will be based on, among other things, the adequacy of the assets of the trust and any credit enhancement for a series of securities. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the ratings agencies, if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider's long term debt at any time, which may affect your ability to sell your securities.
Because the ratings of the securities are dependent upon creditworthiness of the credit enhancement provider, a downgrade of the credit enhancement provider could cause a downgrade of the securities.
The ratings of securities enhanced by a credit enhancement provider will depend primarily on the creditworthiness of the credit enhancement provider. There is a risk that any reduction in any of the credit enhancement provider's financial strength ratings could result in a reduction of the ratings on the securities.

The Company and the Servicer

        The company is a wholly-owned, and the primary operating subsidiary of AmeriCredit Corp., a Texas corporation the common shares of which are listed on the New York Stock Exchange. The company was incorporated in Delaware on July 22, 1992. The company originates or purchases and services automobile loans. The company's executive offices are located at 801 Cherry Street, Fort Worth, Texas 76102; telephone (817) 302-7000.

The Trustee

        The trustee for each series of securities will be specified in the prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee detailed in the trust agreement.

        The prospectus supplement will specify procedures for the trustee's and for a successor trustee's appointment, resignation or removal.

The Issuer

        The company will either establish a separate trust that will issue the securities, or the company will form a finance subsidiary that will issue the securities.

The Trust Property

        As specified in the prospectus supplement, the trust property will include:

  •
  a pool of primarily "non-prime" automobile loans;

  •
  all monies, including accrued interest, due on the loans on or after the cut-off date;

  •
  amounts that the servicer may hold in one or more accounts;

  •
  the security interests, if any, in the vehicles relating to the pool of automobile loans;

  •
  the right to proceeds from claims on physical damage policies covering the vehicles or the obligors;

  •
  the proceeds of any repossessed vehicles related to the pool of automobile loans;

  •
  the rights of the company under the related automobile loan acquisition agreement, if any; and

  •
  interest earned on short-term investments held in the trust property, unless the prospectus supplement specifies that the interest may be paid to the servicer or the company.

        If specified in the prospectus supplement, the trust property will also include monies on deposit in a pre-funding account, which the trustee will use to acquire or receive a security interest in additional automobile loans during a pre-funding period. In addition, some combination of credit enhancement may be issued to or held by the trustee on behalf of the trust for the benefit of the securityholders.

        "Non-prime" or "sub-prime" automobile loans, the principal component of the trust property, are common terms used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

        The automobile loans comprising the trust property will be either:

  •
  originated by the company;

  •
  originated by manufacturers and acquired by the company;

  •
  originated by dealers and acquired by the company;

  •
  originated by other lenders and acquired by the company; or

  •
  acquired by the company from originators or owners of automobile loans.

        The trust property will include automobile loans for which the related vehicle is subject to federal or state registration or titling requirements.

The Automobile Loans

Automobile Loan Pools

        To the extent appropriate, the prospectus supplement will describe the composition of the automobile loans and the distribution of the automobile loans by:

  •
  geographic concentration;

  •
  payment frequency; and

  •
  current principal balance.

The Automobile Loans

        The automobile loans may consist of any combination of:

  •
  rule of 78s automobile loans;

  •
  fixed value automobile loans; or

  •
  simple interest automobile loans.

Rule of 78s Automobile Loans

        Rule of 78s automobile loans provide for fixed level monthly payments which will amortize the full amount of the automobile loan over its term. The rule of 78s automobile loans provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method—the rule of 78s. Each rule of 78s automobile loan requires the obligor to pay a specified total amount of payments, in monthly installments, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the automobile loan. Under the rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Nevertheless, all payments received by the servicer on or in respect of the rule of 78s automobile loans may be allocated on an actuarial or simple interest basis.

Fixed Value Automobile Loans

        Fixed value automobile loans provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A fixed value automobile loan provides for amortization of the loan over a series of fixed level payment monthly installments. The final fixed value payment in fixed value automobile loan may be satisfied by:

  •
  payment in full in cash of the fixed value amount;

  •
  transfer of the vehicle to the company, provided various conditions are satisfied; or

  •
  refinancing the fixed value payment in accordance with various conditions.

        For fixed value automobile loans, only the principal and interest payments due prior to the final payment and not the final payment may be included initially in the trust property.

Simple Interest Automobile Loans

        Simple interest automobile loans provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the rule of 78s automobile loans, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the automobile loan multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a simple interest automobile loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

        If an obligor elects to prepay a rule of 78s automobile loan in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a simple interest contract is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a rule of 78s automobile loan generally will be less than the remaining scheduled payments of interest that would be due under a simple interest automobile loan for which all payments were made on schedule. Distributions to securityholders may not be affected by rule of 78s rebates because under the prospectus supplement the distributions may be determined using the actuarial or simple interest method.

Delinquencies, Repossessions, and Net Loss Information on the Automobile Loans

        The prospectus supplement will describe the company's delinquency, repossession and net loss experience with respect to automobile loans it has originated or acquired. This information may include, among other things, the experience with respect to all automobile loans in the company's portfolio during specified periods. There can be no assurance that the delinquency, repossession and net loss experience on any trust property will be comparable to the company's prior experience.

Maturity and Prepayment Considerations on the Automobile Loans

        The weighted average life of the securities will be influenced by the rate at which the principal of the automobile loans backing those securities are paid. If an automobile loan permits a prepayment, the payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the securities. The rate of prepayments on the automobile loans may be influenced by a variety of economic, financial and other factors. In addition, the trust agreements or acquisition agreements will require the company, under specific circumstances, to acquire automobile loans from the related trust property as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

        Each prospectus supplement will provide additional information regarding the maturity and prepayment considerations applicable to a particular pool of automobile loans and series of securities, together with a description of any prepayment penalties.

AmeriCredit's Automobile Financing Program

General

Target Market

        The company's automobile lending programs are designed to serve customers who have limited access to traditional automobile financing. The company's typical borrowers have experienced prior credit difficulties or have limited credit histories. Because the company serves customers who are unable to meet the credit standards imposed by most traditional automobile financing sources, the company generally charges interest at higher rates than those charged by traditional financing sources. As the company provides financing in a relatively high risk market, the company also expects to sustain a higher level of delinquencies and credit losses than traditional automobile financing sources.

Marketing

        Since the company is primarily an indirect lender, the company focuses its marketing activities on automobile dealerships. The company is selective in choosing the dealers with whom it conducts business and primarily pursues manufacturer franchised dealerships with used car operations and select independent dealerships. The company selects these dealers based on the type of vehicles sold. Specifically, the company prefers to finance later model, low mileage used vehicles and moderately priced new vehicles. Of the contracts purchased by the company during the fiscal year ended June 30, 2001, approximately 97% were originated by manufacturer franchised dealers and 3% by select independent dealers. The company purchased contracts from 16,280 dealers during the fiscal year ended June 30, 2001. No dealer accounted for more than 1% of the total volume of contracts purchased by the company for that same period.

        Prior to entering into a relationship with a dealer, the company considers the dealer's operating history and reputation in the marketplace. The company then maintains a non-exclusive relationship with the dealer. This relationship is actively monitored with the objective of maximizing the volume of applications received from the dealer that meet the company's underwriting standards and profitability objectives. Due to the non-exclusive nature of the company's relationships with dealerships, the dealerships retain discretion to determine whether to obtain financing from the company or from another source for a customer seeking to finance a vehicle purchase. Branch managers and other branch office personnel regularly telephone and visit dealers to solicit new business and to answer any questions dealers may have regarding the company's financing programs and capabilities. These personnel explain the company's underwriting philosophy, including the preference for non-prime quality contracts secured by later model, low mileage vehicles and the company's practice of underwriting in the local branch office. To increase the effectiveness of these contacts, the branch managers and other branch office personnel have access to the company's management information systems which detail current information regarding the number of applications submitted by a dealership, the company's response and the reasons why a particular application was rejected.

        The company has entered into strategic marketing alliances with certain banks which purchase prime quality auto finance contracts. The largest such relationship is with Chase

Automotive Finance. Under these alliances, the company's branch personnel and representatives from the banks jointly market to automobile dealers with the company providing non-prime auto financing and the banks providing prime auto financing. The alliances allow the company and the banks to better service automobile dealers by offering auto financing across a broad credit spectrum. The company also benefits from being able to market its auto financing programs to automobile dealers who have relationships with the banks.

        Finance contracts are generally purchased by the company without recourse to the dealer, and accordingly, the dealer usually has no liability to the company if the consumer defaults on the contract. To mitigate the risk from potential credit losses, the company may charge dealers a non-refundable acquisition fee when purchasing finance contracts. Such acquisition fees are assessed on a contract-by-contract basis. Although finance contracts are purchased without recourse to the dealer, the dealer typically makes certain representations as to the validity of the contract and compliance with certain laws, and indemnifies the company against any claims, defenses and set-offs that may be asserted against the company because of assignment of the contract. Recourse based upon such representations and indemnities would be limited in circumstances in which the dealer has insufficient financial resources to perform upon such representations and indemnities. The company does not view recourse against the dealer on these representations and indemnities to be of material significance in its decision to purchase finance contracts from a dealer.

        To supplement its indirect lending activities, the company has introduced certain other automobile finance programs. In its Valued Customer Program, the company seeks to provide pre-approvals for qualifying existing customers for their next auto loan when they trade-in their vehicle or otherwise pay off their active AmeriCredit account. Additionally, through strategic alliances with certain online lending sources and through the company's own website, the company processes online credit applications in order to provide direct auto financing via the Internet.

Branch Office Network

        The company uses a branch office network to market its indirect financing programs to selected dealers, develop relationships with these dealers and underwrite contracts submitted by dealerships. Branch office personnel are responsible for the solicitation, enrollment and education of dealers regarding the company's financing programs. The company believes a local presence enables the company to be more responsive to dealer concerns and local market conditions. The company selects markets for branch office locations based upon numerous factors, including demographic trends and data, competitive conditions, the regulatory environment and the availability of qualified personnel. Branch offices are typically situated in suburban office buildings which are accessible to local dealers.

        Each branch office solicits dealers for contracts and maintains the company's relationship with the dealers in the geographic vicinity of that branch office. Branch office locations are typically staffed by a branch manager, an assistant manager and several dealer and customer service representatives. Larger branch offices may also have additional assistant managers and/or dealer marketing representatives. The company believes that the personal relationships its branch managers and other branch personnel establish with the dealership staff are an important factor in creating and maintaining productive relationships with the company's dealer customer base. Branch managers are compensated with base salaries and annual incentives based on overall branch performance including factors such as branch loan credit quality, loan pricing adequacy and loan volume objectives. The incentives are typically paid in cash and stock-based awards. The branch managers report to regional vice presidents.

        The company's regional vice presidents monitor branch office compliance with the company's underwriting guidelines and assist in local branch marketing activities. The company's management information systems provide the regional vice presidents access to credit application information enabling them to consult with the branch managers on credit decisions and review exceptions to the company's underwriting guidelines. The regional vice presidents also make periodic visits to the branch offices to conduct operating reviews.

Underwriting and Purchasing Contracts

Proprietary Credit Scoring System and Risk-based Pricing

        The company utilizes a proprietary credit scoring system to support the credit approval process. The credit scoring system was developed through statistical analysis of the company's consumer demographic and portfolio databases. Credit scoring is used to differentiate credit applicants and to rank order credit risk in terms of expected default rates, which enables the company to evaluate credit applications for approval and tailor loan pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default and, therefore, the company would either decline the application, or, if approved, compensate for this higher default risk through the structuring and pricing of the transaction. While the company employs a credit scoring system in the credit approval process, credit scoring does not eliminate credit risk. Adverse determinations in evaluating contracts for purchase could negatively affect the credit quality of the company's receivables portfolio.

        The credit scoring system considers data contained in the customer's credit application and credit bureau report as well as the structure of the proposed loan and produces a statistical assessment of these attributes. This assessment is used to segregate applicant risk profiles and determine whether risk is acceptable and the price the company should charge for that risk. The company's credit scorecards are validated on a monthly basis through the comparison of actual versus projected performance by score. The company endeavors to refine its proprietary scorecards based on new information and identified correlations relating to receivables performance.

        Through the use of the proprietary credit scoring system, company personnel with credit authority are able to more efficiently review and prioritize loan applications. Applications which receive a high score can be processed rapidly and credit decisions can be quickly communicated to the dealer. Applications receiving low scores can be quickly rejected without further processing and review by the company. This ability to prioritize applications allows for a more effective allocation of resources to those applications requiring more review.

Indirect Loan Approval Process

        The company purchases individual contracts through its branch offices using a credit approval process tailored to local market conditions. Each branch manager has a specific credit authority based upon their experience and historical loan portfolio results as well as established credit scoring parameters. Contracts may also be purchased through the company's regional purchasing office for specific dealers requiring centralized service, in certain markets where a branch office is not present or, in some cases, outside of normal branch office working hours. Although the credit approval process is decentralized, the company's application processing system includes controls designed to ensure that credit decisions comply with the company's credit scoring strategies and underwriting policies and procedures.

        Loan application packages completed by prospective obligors are received via facsimile, electronically, and/or by telephone. Application data are entered into the company's automated application processing system. A credit bureau report is automatically accessed and a credit score is computed. Company personnel with credit authority review the application package and determine whether to approve the application, approve the application subject to conditions that must be met or deny the application. These personnel consider many factors in arriving at a credit decision, relying primarily on the applicant's credit score, but also taking into account the applicant's capacity to pay, stability, credit history, the contract terms and collateral value. The company estimates that approximately 60% of applicants are denied credit by the company typically because of their credit histories or other factors. Dealers are contacted regarding credit decisions electronically, by facsimile and/or by telephone. Declined and conditioned applicants are also provided with appropriate notification of the decision.

        The company's underwriting and collateral guidelines as well as credit scoring parameters form the basis for the credit decision; however, the qualitative judgment of the personnel with credit authority with respect to the credit quality of an applicant is a significant factor in the final credit decision. Exceptions to credit policies and authorities must be approved by a regional vice president or other designated credit officer. Such exceptions are also monitored by the company's centralized risk management group.

        Completed loan packages are sent by the automobile dealers to the branch office. Once the loan package is received, a company customer service representative verifies certain applicant employment and residency information when required by the company's credit policies. Loan terms and insurance coverages are also generally reverified with the customer. Key loan documentation is scanned to create electronic images and electronically forwarded to the company's centralized loan processing department. The original documents are subsequently sent to the loan processing department and are stored in a fire resistant vault.

        Upon electronic receipt of loan documentation from the branches, the loan processing department reviews the loan packages for proper documentation and regulatory compliance and completes the entry of information into the company's loan accounting system. Once cleared for funding, the loan processing department electronically transfers funds to the dealer or issues a check. Upon funding of the contract, the company acquires a perfected security interest in the automobile that was financed. Daily loan reports are generated for review by senior operations management. All of the company's contracts are fully amortizing with substantially equal monthly installments.

Direct Loan Approval Process

        The company offers its direct loan program to consumers in most states via strategic alliances with certain online lending sources and the company's own website.

        An online loan application is completed by prospective obligors via the Internet. The application is transmitted to the company's automated application processing system, and within seconds, a credit bureau report is accessed and a credit score is computed. Based on this information, the company's proprietary automated underwriting system approves or declines the applicant and the decision is electronically sent to the applicant. The company's underwriting and collateral guidelines as well as proprietary credit scoring parameters form the basis for the credit decision. All credit decisions made via the company's automated application processing system are valid for a 45-day period. Declined applicants are provided with appropriate notification of the decision.

        A package of loan documents is sent to approved applicants explaining the terms and conditions of the loan. The package may be used at an automobile dealer of the applicant's choice to purchase and finance a vehicle. The applicant and dealer complete the loan package and submit the package to either the company or its online lending partners for funding.

        Direct loan packages received directly by the company are processed in a manner similar to indirect loans. In the case of loans originated through one of the company's Internet partners, the dealer deposits a documentary draft that is presented to the partner for funding. Once cleared for funding, the company electronically transfers funds to the Internet partner and purchases the loan.

Servicing and Collections Procedures

General

        The company's servicing activities consist of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interest in the financed vehicle, monitoring physical damage insurance coverage of the financed vehicle and repossessing and liquidating collateral when necessary.

        The company uses monthly billing statements to serve as a reminder to customers as well as an early warning mechanism in the event a customer has failed to notify the company of an address change. Approximately 15 days before a customer's first payment due date and each month thereafter, the company mails the customer a billing statement directing the customer to mail payments to a lockbox bank for deposit in a lockbox account. Payment receipt data is electronically transferred from the company's lockbox bank to the company for posting to the loan accounting system. Payments may also be received directly by the company from customers. All payment processing and customer account maintenance is performed centrally at the company's operations center in Arlington, Texas.

        The company's collections activities are performed at regional centers located in Arlington, Texas, Tempe, Arizona, Charlotte, North Carolina, Jacksonville, Florida and Peterborough, Ontario. A predictive dialing system is utilized to make phone calls to customers whose payments are past due. The predictive dialer is a computer-controlled telephone dialing system which simultaneously dials phone numbers of multiple customers from a file of records extracted from the company's database. Once a live voice responds to the automated dialer's call, the system automatically transfers the call to a collector and the relevant account information to the collector's computer screen. The system also tracks and notifies collections management of phone numbers that the system has been unable to reach within a specified number of days, thereby promptly identifying for management all customers who cannot be reached by telephone. By eliminating the time spent on attempting to reach customers, the system gives a single collector the ability to speak with a larger number of accounts daily.

        Once an account reaches a certain level of delinquency, the account moves to the company's mid-range collection units. The objective of these collectors is to prevent the account from becoming further delinquent. After a scheduled payment on an account becomes approximately 90 days past due, the company typically repossesses the financed vehicle. However, initiation of repossession may occur prior to an account becoming 90 days past due. The company may repossess a financed vehicle without regard to the length of payment delinquency if an account is deemed uncollectible, the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or hidden, the customer deals in bad faith with the company or the customer voluntarily surrenders the financed vehicle.

        Payment deferrals are at times offered to customers who have encountered temporary financial difficulty, hindering their ability to pay as contracted. A deferral allows the customer to move a delinquent payment to the end of the loan, usually by paying a fee (calculated in a manner specified by applicable law). The collector reviews the customer's past payment history and statistically based behavioral score and assesses the customer's desire and capacity to make future payments. Before agreeing to a deferral, the collector also considers whether the deferment transaction complies with the company's policies and guidelines. Exceptions to the company's policies and guidelines for deferrals must be approved by a collections officer. While payment deferrals are initiated and approved in the collections department, a separate department in the company processes authorized deferment transactions. As of June 30, 2001, approximately 15% of the company's managed receivables had received a deferral.

Repossessions

        Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more customer notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the customer. Some jurisdictions provide the customer with reinstatement or redemption rights. Legal requirements, particularly in the event of bankruptcy, may restrict the company's ability to dispose of the repossessed vehicle. Repossessions are handled by independent repossession firms engaged by the company and must be approved by a collections officer. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at auction. The company does not sell any vehicles on a retail basis. The proceeds from the sale of the automobile at auction, and any other recoveries, are credited against the balance of the contract. Auction proceeds from sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the contract, and the resulting deficiency is charged-off. The company may pursue collection of deficiencies when it deems such action to be appropriate.

Charge-Off Policy

        The company's policy is to charge-off an account in the month in which the account becomes 120 days contractually delinquent if the company has not repossessed the related vehicle. Otherwise, the company charges-off the account when the vehicle securing the delinquent contract is repossessed and liquidated. The charge-off represents the difference between the actual net sales proceeds and the amount of the delinquent contract, including accrued interest. Accrual of finance charge income is suspended on accounts which are more than 60 days contractually delinquent.

Risk Management

Overview

        The company's risk management department is responsible for monitoring the loan approval process and supporting the supervisory role of senior operations management. This department tracks via databases key variables, such as loan applicant data, credit bureau and credit score information, loan structures and terms and payment histories. The risk management department also regularly reviews the performance of the company's credit scoring system and is responsible for the development and enhancement of credit scorecards for the company.

        The risk management department prepares regular credit indicator packages reviewing portfolio performance at various levels of detail including total company, branch office and dealer. Various daily reports and analytical data are also generated by the company's management information systems. This information is used to monitor credit quality as well as to refine the structure and mix of new loan originations. The company reviews portfolio returns on a consolidated basis, as well as at the branch office, dealer and contract levels.

Behavioral Scoring

        Statistically-based behavioral assessment models are used to project the relative probability that an individual account will default and to validate the credit scoring system after the receivable has aged for a sufficient period of time, generally six to nine months. Default probabilities are calculated for each account independent of the credit score. Projected default rates from the behavioral assessment models and credit scoring systems are compared and analyzed to monitor the effectiveness of the company's credit strategies.

Collateral Value Management

        The value of the collateral underlying the company's receivables portfolio is updated monthly with a loan-by-loan link to national wholesale auction values. This data, along with the company's own experience relative to mileage and vehicle condition, are used for evaluating collateral disposition activities as well as for reserve analysis models.

Compliance Audits

        The company's internal audit and quality control departments conduct regular reviews of branch office operations, loan operations, processing and servicing, collections and other functional areas. The primary objective of the reviews is to identify risks and associated controls and measure compliance with the company's written policies and procedures as well as regulatory matters. Branch office reviews include a review of compliance with underwriting policies, completeness of loan documentation, collateral value assessment and applicant data investigation. Written reports are distributed to departmental managers and officers for response and follow-up. Results and responses are also reviewed by senior executive management.

Pool Factors

        The pool factor for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class.

        A securityholder's portion of the aggregate outstanding principal balance of the related class is the product of:

  •
  the original aggregate purchase price of the securityholder's securities; and

  •
  the applicable pool factor.

        The securityholders of record will receive reports on or about each payment date concerning:

  •
  the payments received on the automobile loans;

  •
  the pool balance (as defined in the prospectus supplement);

  •
  each pool factor; and

  •
  other items of information.

        In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

Use of Proceeds

        The proceeds from the sale of the securities of a given series will be used by the company for the acquisition of the automobile loans, and/or for general corporate purposes, including:

  •
  the origination or acquisition of additional receivables;

  •
  repayment of indebtedness; and

  •
  general working capital purposes.

        The company expects that it will make additional transfers of automobile loans to the trust from time to time, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

  •
  the volume of automobile loans the company originates or acquires;

  •
  prevailing interest rates;

  •
  availability of funds; and

  •
  general market conditions.

Description of the Securities

General

        The securities will be issued in series. The following statements summarize the material terms and provisions common to the securities. A more detailed description of the securities of each series will appear in the related prospectus supplement. These summaries are subject to all of the provisions of the trust agreement for the related securities and the related prospectus supplement.

        Each series of securities—or in some instances, two or more series of securities—will be issued under a trust agreement.

        All of the offered securities will be rated in one of the four highest rating categories by one or more rating agencies.

        The securities may be offered in the form of certificates representing beneficial ownership interests in the automobile loans held by the trust or in the form of notes representing debt secured by the automobile loans held by the trust.

        Each series or class of securities may have a different interest rate, which may be fixed or adjustable. The prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

        A series may include one or more classes of strip securities which are:

  •
  stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

  •
  stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

        In addition, a series of securities may include two or more classes of securities that differ as to:

  •
  timing;

  •
  sequential order;

  •
  priority of payment;

  •
  interest rate; or

  •
  amount of principal or interest distribution or both.

        Distributions of principal or interest or both on any class of securities may be made upon:

  •
  the occurrence of specified events;

  •
  in accordance with a schedule or formula; or

  •
  on the basis of collections from designated portions of the related pool of automobile loans.

        A series may include one or more classes of accrual securities, which will not distribute accrued interest but rather will add the accrued interest to the principal balance, or nominal balance, in the case of accrual securities which are also strip securities, on each payment date, or in the manner described in the prospectus supplement.

        A series may include one or more other classes of securities that are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on automobile loans.

        A series of securities may have a balance that may decrease based on the amortization of automobile loans or increase based on principal collections used to purchase additional automobile loans.

        A series or class of securities may also include a derivative arrangement. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

        In addition, some classes of senior, or subordinate, securities may be senior to other classes of senior, or subordinate, securities in respect of distributions or losses.

General Payment Terms of Securities

        Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly, semi-annually or as described in the prospectus supplement.

        The prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The prospectus supplement and the agreements will describe a period, known as the collection period, prior to each payment date. Interest accrued and principal collected on the automobile loans during a collection period will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

        None of the securities or the automobile loans will be guaranteed or insured by any governmental agency or instrumentality, the lenders, the servicer, the trustee, or any of their respective affiliates.

Distribution Dates

        On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

Determination of Principal and Interest on the Securities

        The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as the case may be.

        On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the securityholder multiplied by the total amount to be distributed on that payment date on account of that class.

        For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the prospectus supplement.

        Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that series providing credit enhancement for this type of deficiency. The credit enhancement provider, in this case, will then be required to fund the deficiency.

Soft Bullets

        Since the automobile loan pools which will back the securities will generate principal collections in each period, and will have unpredictable amortization rates, the securities will generally not be structured as "bullet" maturities similar to corporate debt, meaning a debt security which pays interest in all periods but principal only in a single payment at maturity.

        However, a trust may enter into forward purchase or liquidity arrangements which result in a security not unlike "bullet maturity" corporate debt. These securities, commonly known as soft bullets, typically have interest payments due in all periods and a single principal payment due on a date certain, but the payment of that principal on that date certain may be dependent on the trust's ability at the time to issue refunding debt, or to access the liquidity lines. If the refunding debt cannot be issued, or if the liquidity lines cannot be accessed, the securities will then begin to amortize in each period until final maturity.

Fixed Rate Securities

        Each class of securities may bear interest at an annual fixed rate or at a variable or floating rate per annum, as more fully described below and in the prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the prospectus supplement.

Floating Rate Securities

        Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the base rate, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the prospectus supplement. The spread is the percentage above or below the base rate at which interest will be calculated that may be specified in the prospectus supplement as being applicable to such class, and the spread multiplier is the percentage that may be specified in the prospectus supplement as being applicable to such class.

        The prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in the prospectus supplement.

        As specified in the prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

        Each trust that issues a class of floating rate securities will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trustee for the series. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

        The trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

Indexed Securities

        Any class of securities may consist of securities in which the indexed principal amount, the principal amount payable at the final scheduled payment date, is determined by reference to a measure commonly known as an index, which will be related to one or more of the following:

  •
  the difference in the rate of exchange between United States dollars and a currency or composite currency;

  •
  the difference in the price of a specified commodity on specified dates;

  •
  the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks, on specified dates; or

  •
  other objective price or economic measures as are described in the prospectus supplement.

        The prospectus supplement will describe the manner of determining the indexed principal amount of an indexed security and historical and other information concerning the applicable index, together with information concerning tax consequences to the holders of indexed securities.

        If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and the third party either suspends the calculation or announcement of the index or changes the basis upon which the index is calculated—other than changes consistent with policies in effect at the time the indexed security was issued and permitted changes described in the prospectus supplement—then the index will be calculated for purposes of that indexed security by an independent calculation agent on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of the indexed security shall be calculated in the manner described in the prospectus supplement. In the absence of manifest error, any determination of the independent calculation agent will bind all parties.

        The indexed security will pay interest based on an amount designated in the prospectus supplement. The prospectus supplement will describe how the principal amount of the indexed security, if any, will be payable upon redemption or repayment prior to the applicable final scheduled distribution date.

Scheduled Amortization Securities; Companion Securities

        The securities may include one or more classes of scheduled amortization securities and companion securities. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities which receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on that payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the automobile loans in the related trust than will the scheduled amortization securities of that series.

Book-Entry Registration

        We expect that the securities of each series will be issued in uncertificated book-entry form, and will be registered in the name of Cede, the nominee of the Depository Trust Company, commonly known as DTC, in the United States, or Clearstream Banking, société anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe. Clearstream, Luxembourg and Euroclear will hold omnibus positions for Clearstream, Luxembourg participants and Euroclear participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries will hold these positions in customers' security accounts in the depositaries names on DTC's books. The prospectus supplement will state if the securities will be in physical rather than book-entry form.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

        Transfers between DTC participants will occur according to DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

        Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, société anonyme, merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG.

        Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream,

Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account-holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

        Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the agreements. Securityholders that are not DTC participants will only be permitted to exercise their rights under the agreements through DTC or through its participants.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC's participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

        Unless and until physical securities are issued, securityholders that are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

        Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities, may be limited due to the lack of a physical certificate for the securities.

        DTC advises that it will take any action permitted to be taken by a securityholder under the agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the agreements. DTC may take conflicting actions if directed by its participants.

        Any securities initial registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in "Definitive Securities" in this prospectus or in the agreements and the prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for reregistration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the agreements. The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

        None of the company, any finance subsidiary, the originators, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

Definitive Securities

        The securities will be issued in fully registered, certificated form, commonly called definitive securities, to the securityholders or their nominees, rather than to DTC or its nominee, only if:

  •
  the trustee advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the trustee is unable to locate a qualified successor;

  •
  the trustee, at its option, elects to terminate the book-entry-system through DTC; or

  •
  after the occurrence of an event of default under the indenture or a default by the servicer under the trust agreements, securityholders representing at least a majority of the outstanding principal amount of the securities advise the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the securityholders' best interest.

        Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected securityholders through participants of the availability of definitive securities. Upon surrender by DTC of its securities and receipt of instructions for re-registration, the trustee will reissue the securities as definitive securities.

        Distributions of principal of, and interest on, the securities will then be made by the trustee in accordance with the procedures in the indenture or trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the securityholder as it appears on the register maintained by the trustee. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution.

        Definitive securities will be transferable and exchangeable at the offices of the trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

        On or prior to each payment date, the servicer or the trustee will forward or cause to be forwarded to each securityholder of record a statement or statements with respect to the trust property generally describing the following information:

  (1)
  the amount of the distribution with respect to each class;

  (2)
  the amount of the distribution allocable to principal;

  (3)
  the amount of the distribution allocable to interest;

  (4)
  the pool balance, if applicable, as of the close of business on the last day of the related remittance period;

  (5)
  the aggregate outstanding principal balance and the pool factor for each class after giving effect to all payments reported under (2) above on the payment date;

  (6)
  the amount paid to the servicer, if any, with respect to the related remittance period;

  (7)
  the amount of the aggregate purchase amounts for automobile loans that have been reacquired, if any, for the related remittance period; and

  (8)
  the amount of coverage under any form of credit enhancement covering default risk as of the close of business on the payment date and a description of any substitute credit enhancement.

        Each amount described under subclauses (1), (2), (3) and (5) will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable. The actual information to be described in statements to securityholders will be detailed in the prospectus supplement.

        Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will provide the securityholders a statement containing the amounts described in (2) and (3) above for that calendar year and any other information required by applicable tax laws.

Forward Commitments; Pre-Funding

        A trust may enter into a forward purchase agreement with the company where the company will agree to transfer additional automobile loans to the trust following the date on which the trust is established and the securities are issued. The trust may enter into forward purchase agreements to acquire additional automobile loans that could not be delivered by the company or have not formally completed the origination process, prior to the closing date. Any forward purchase agreement will require that any automobile loans transferred to the trust conform to specified requirements.

        If a forward purchase agreement is utilized, and unless otherwise specified in the prospectus supplement, the trustee will be required to deposit in a pre-funding account up to 100% of the net proceeds received by the trustee in connection with the sale of one or more classes of securities. The additional automobile loans will be transferred to the trust in exchange for money released to the company from the pre-funding account. Each forward purchase agreement will set a specified funding period during which any transfers must occur. For a trust which elects federal income treatment as a grantor trust, the funding period will be limited to three months from the date the trust is established; for a trust which is treated as a mere security device for federal income tax purposes, the funding period will be limited to nine months from the date the trust is established. The forward purchase agreement or the trust agreement will require that any monies originally deposited in the pre-funding account and not used by the end of the funding period be applied as a mandatory prepayment of the related class or classes of securities.

        During the funding period the monies deposited to the pre-funding account will either:

  •
  be held uninvested; or

  •
  be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

        The invested monies will either mature prior to the end of the funding period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the trust as an "investment company" under the Investment Company Act of 1940, as amended.

Description of the Trust Agreements

        Each series of securities will be issued under one or more trust agreements which will establish the trust, transfer the automobile loans and issue the securities. The following paragraphs describe the material provisions common to the agreements. A more detailed discussion of the trust agreements governing your specific series will appear in the prospectus supplement. The term trust agreement as used with respect to a trust means, except as otherwise specified, any and all agreements relating to the establishment of the trust, the servicing of the automobile loans and the issuance of the securities, including without limitation the indenture.

Sale and Assignment of the Automobile Loans

        On the closing date, the company or a finance subsidiary will transfer automobile loans originated by the company either to a trust, or will pledge the company's or the finance subsidiary's right, title and interests in and to the automobile loans to a trustee on behalf of the securityholders.

        The company will be obligated to acquire from the related trust property any automobile loan transferred to a trust or pledged to a trustee if the interest of the securityholders is materially adversely affected by a breach of any representation or warranty made by the company with respect to the automobile loan, which breach has not been cured following the discovery by or notice to the company. In addition, the company may from time to time reacquire automobile loans or substitute other automobile loans for automobile loans under conditions described in the trust agreement.

Accounts

        For each series of securities issued by a trust, the servicer will establish and maintain with a trustee one or more collection accounts, in the trustee's name on behalf of the securityholders in which the servicer will deposit all payments made on or with respect to the automobile loans. The servicer will also establish and maintain with the trustee separate distribution accounts, in the trustee's name on behalf of the securityholders, in which amounts released from the collection account, the reserve account or other credit enhancement will be deposited and from which distributions to securityholders will be made.

        The prospectus supplement will describe any other accounts to be established with respect to a trust.

        For any series of securities, funds in the collection account, the distribution account, any reserve account and other accounts (collectively, the trust accounts) will be invested in eligible investments. Eligible investments are limited to investments acceptable to the rating agencies as being consistent with the rating of the securities. Eligible investments may include securities issued by the company, the servicer or their respective affiliates or other trusts created by the company or its affiliates. Except as described below or in the prospectus supplement, eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding a payment date. However, subject to conditions, funds in the reserve account may be invested in securities that will not mature prior to the next distribution date and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result. This could, in turn, increase the average life of the securities. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the applicable collection account on each payment date. The investment earnings will be treated as collections of interest on the automobile loans.

        The trust accounts will be maintained as eligible deposit accounts. An eligible deposit account is an account that is either (a) a segregated account with the corporate trust department of the related indenture trustee of the related trustee, (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each rating agency which signifies investment grade or (c) a segregated account with a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank.

        The depository institution or its parent corporation must have either:

  •
  a long-term unsecured debt rating acceptable to the rating agencies; or

  •
  a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies.

        In addition, the depository institution's deposits must be insured by the FDIC.

The Servicer

        The servicer under each trust agreement will be named in the prospectus supplement. The servicer may be the company or an affiliate of the company and may have other business relationships with the company or the company's affiliates. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but delegation will not relieve it of its liabilities under the trust agreements.

        The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the trust agreement. An uncured breach of a representation or warranty that materially and adversely affects the interests of the securityholders will constitute a servicer default.

Servicing Procedures

        Each trust agreement will provide that the servicer will make reasonable efforts to:

  •
  collect all payments due on the automobile loans which are part of the trust fund; and

  •
  make collections on the automobile loan using the same collection procedures that it follows with respect to automobile loans that it services for itself and others.

        Consistent with its normal procedures, the servicer may, in its discretion, arrange with an obligor on an automobile loan to extend or modify the payment schedule. Some of the arrangements—including, without limitation, any extension of the payment schedule beyond the final scheduled payment date for the securities—may result in the servicer acquiring the automobile loan if the loan becomes a defaulted automobile loan. The servicer may sell the vehicle securing the defaulted automobile loans, if any, at a public or private sale, or take any other action permitted by applicable law.

        The prospectus supplement will describe the material aspects of any particular servicer's collections and other relevant procedures.

Payments on Automobile Loans

        The servicer will deposit into the collection account all payments on the related automobile loans, from whatever source, and all proceeds of the automobile loans collected within three business days of receipt. The servicer may not commingle monies deposited in the collection account with funds from other sources.

Servicing Compensation

        The servicer will be entitled to receive a servicing fee for each collection period at a rate equal to a specified percentage per year of the value of the assets of the trust property, generally as of the first day of the collection period. Each prospectus supplement and servicing agreement will specify the priority of distributions with respect to the servicing fee—together with any portion of the servicing fee that remains unpaid from prior payment dates. The servicing fee will be paid prior to any distribution to the securityholders.

        The servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans. In addition, the servicer will be entitled to reimbursement from each trust for specified liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

        The servicing fee will compensate the servicer for performing the functions of a third party servicer of similar types of automobile loans as an agent for their beneficial owner. These functions include:

  •
  collecting and posting all payments;

  •
  responding to obligor inquiries on the related automobile loans;

  •
  investigating delinquencies;

  •
  sending billing statements to obligors;

  •
  reporting tax information to obligors;

  •
  paying costs of collection and disposition of defaults;

  •
  policing the collateral;

  •
  administering the automobile loans; and

  •
  accounting for collections and furnishing statements to the trustee or the indenture trustee with respect to distributions.

        The servicing fee also will reimburse the servicer for:

  •
  certain taxes;

  •
  accounting fees;

  •
  outside auditor fees;

  •
  data processing costs; and

  •
  other costs incurred in connection with administering the automobile loans.

Distributions

        Distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities will be made by the indenture trustee to the noteholders and by the trustee to the certificateholders. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all distributions to each class of certificateholders will be detailed in the prospectus supplement.

        On each payment date, the servicer will transfer collections on the automobile loans from the collection account to the distribution account for distribution to securityholders. Credit enhancement may be available to cover any shortfalls in the amount available for distribution, to the extent specified in the prospectus supplement. Distributions in respect of principal of a class of securities will be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of a series may be subordinate to payments in respect of the notes of a series.

Credit and Cash Flow Enhancements

        The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, with respect to each class of securities will be detailed in the prospectus supplement. Credit enhancement may be in the form of:

  •
  an insurance policy;

  •
  subordination of one or more classes of securities;

  •
  reserve accounts;

  •
  overcollateralization;

  •
  letters of credit;

  •
  credit or liquidity facilities;

  •
  third party payments or other support;

  •
  surety bonds;

  •
  guaranteed cash deposits; or

  •
  other arrangements or any combination of two or more of the foregoing.

        Credit enhancement for a class may cover one or more other classes of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

        Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest. If losses occur which exceed the amount covered by any credit enhancement, or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

Statements to Indenture Trustees and Trustees

        Prior to each payment date, the servicer will provide to the indenture trustee and/or the trustee and credit enhancement provider as of the close of business on the last day of the preceding collection period a statement describing substantially the same information provided in the periodic reports to securityholders. These reports are described under "Description of the Securities—Reports to Securityholders."

Evidence as to Compliance

        The trust agreements provide for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the trust agreements throughout the preceding calendar year, except as specified in the statement.

        Each year, a firm of independent certified public accountants will furnish a report to the trustee or the indenture trustee to the effect that the accountants have examined documents and the records relating to servicing of the automobile loans, and compared mathematical calculations for monthly servicing reports selected by the accountants with the servicer's computer reports, and the examination, has disclosed no items of noncompliance with the provision of the trust agreements or variations in the results of the calculations which, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred to in the report.

        Securityholders may obtain copies of the statements and certificates by securityholders by a request in writing addressed to the indenture trustee or the trustee.

Matters Regarding the Servicer

        The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the trust agreement.

        The servicer will not be liable to the securityholders for taking any action, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

        Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

Servicer Termination Event

        A servicer termination event will include:

  •
  any failure by the servicer to deliver to the trustee for deposit any required payment or to direct trustee to make any required distributions, which failure continues unremedied for more than three business days after written notice from the trustee is received by the servicer or after discovery by the servicer;

  •
  any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the trust agreement, which failure materially and adversely affects the rights of the securityholders and which continues unremedied for more than thirty days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer, and to the trustee by securityholders, evidencing not less than 50% of the voting rights of outstanding securities;

  •
  any insolvency event which means the financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and other actions by the servicer indicating its insolvency, or inability to pay its obligations; and

  •
  any claim being made on an insurance policy issued as credit enhancement.

Rights upon Servicer Termination Event

        As long as a servicer default remains unremedied, the trustee, credit enhancement provider or securityholders evidencing not less than 50% of the voting rights of the then outstanding securities may terminate all the rights and obligations of the servicer, at which time a successor servicer appointed by the trustee or the trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no other servicer default has occurred, the bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from effecting a transfer of servicing. In the event the trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of a successor servicer with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of automobile loans. The trustee may make arrangements for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation payable to the servicer under the related trust agreement.

Waiver of Past Defaults

        With respect to each trust, unless otherwise provided in the prospectus supplement and subject to the approval of any credit enhancement provider, noteholders evidencing at least a majority of the voting rights of the then outstanding securities may, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the trust agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. The waiver will not impair the securityholders' rights with respect to subsequent defaults.

Amendment

        If not materially adversely affecting the securityholders and subject to an opinion of counsel acceptable to the trustee and any credit enhancement provider's approval, the trust agreements may be amended, without the securityholders' consent for the purpose of adding, changing or eliminating any provisions of the trust agreements or of modifying in any manner the rights of the securityholders. The company, the servicer, and the trustee with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities may amend the trust agreements to add, change in any manner, or eliminate any provisions of the trust agreements or to modify in any manner the rights of the securityholders including provisions that would adversely affect the ratings of the securities; provided, however, that no amendment may:

  •
  increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections on the automobile loans or distributions that are required to be made for the benefit of the securityholders; or

  •
  without the consent of the securityholders reduce the percentage of securities which are required to consent to any such amendment.

Insolvency Event

        If an insolvency event occurs with respect to a debtor relating to trust property, the trust will terminate, and the automobile loans of the trust property will be liquidated and that trust will be terminated 90 days after the date of the insolvency event. The liquidation and termination will not occur if, before the end of such 90-day period, the trustee receives written instructions from each of the securityholders, other than the company and/or credit enhancement provider to the effect that that party disapproves of the liquidation of the automobile loans. Promptly after the occurrence of any insolvency event with respect to a debtor, notice is required to be given to the securityholder and/or credit enhancement provider; provided, however, that any failure to give the required notice will not prevent or delay termination of any trust. Upon termination of any trust, the trustee shall direct that the assets of those trusts be promptly sold (other than the related trust accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any sale, disposition or liquidation of those automobile loans will be treated as collections on the automobile loans and deposited in the collection account. If the proceeds from the liquidation of the automobile loans and any amounts on deposit in the reserve account, if any, and the related distribution account are not sufficient to pay the securities in full, and no additional credit enhancement is available, the amount of principal returned to securityholders will be reduced and some or all of the securityholders will incur a loss.

        Each trust agreement will provide that the trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any trust without the unanimous prior approval of all the trusts' certificateholders, including the company if applicable, and the delivery to the trustee by each certificateholder of a certificate certifying that the certificateholder reasonably believes that the trust is insolvent.

Termination

        With respect to each trust, the obligations of the servicer, the company and the trustee will terminate upon the earlier to occur of:

  •
  the maturity or other liquidation of the last automobile loan and the disposition of any amounts received upon liquidation of any remaining automobile loans; and

  •
  the payment to securityholders.

        If the pool balance of the automobile loans is less than a specified percentage of the initial pool balance in respect of the trust property, in order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase from the trust property, as of the end of any collection period immediately preceding a payment date, all remaining automobile loans at a price equal to the aggregate of the purchase amounts described as of the end of the collection period, but not less than the outstanding principal balance of the securities plus accrued and unpaid interest thereon. The securities will be redeemed following such purchase.

        Within ten days following a payment date as of which the pool balance is equal to or less than the percentage of the initial pool balance specified in the prospectus supplement, the trustee will solicit bids for the purchase of the automobile loans remaining in the trust. The prospectus supplement will describe the manner and terms and conditions for the bidding. If the trustee receives satisfactory bids as described in the prospectus supplement, then the automobile loans remaining in the trust property will be sold to the highest bidder without any continuing direct or indirect recourse of the trust or the noteholders as sellers of the automobile loans.

        Any outstanding notes of the related series will be redeemed concurrently with either of the events specified above. The subsequent distribution to the certificateholders of all amounts required to be distributed to them may effect the prepayment of the certificates.

Material Legal Aspects of the Automobile Loans

General

        The transfer of automobile loans by the company or its finance subsidiary to the trust, the perfection of the security interests in the automobile loans, and the enforcement of rights to realize on the vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trustee's rights in the automobile loans. If, through inadvertence or otherwise, a third party were to purchase—including the taking of a security interest in—an automobile loan for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and then were to take possession of the automobile loan, the purchaser would acquire an interest in the automobile loan superior to the trust's interest. No entity will take any action to perfect the trustee's right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the trust prior to the time the servicer deposits the proceeds into a trust account.

Security Interests in the Financed Vehicles

General

        In all of the states in which automobile loans have been originated, the credit sales of automobiles and light duty trucks to consumers are evidenced either by retail installment sales contracts or by promissory notes with a security interest in the vehicle. The installment sales contracts and promissory notes with a security interest are chattel paper under the UCC.

        Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party's lien on the vehicle's certificate of title.

Perfection

        The company will sell and assign the automobile loans it has originated or acquired and its security interests in the vehicles to the trustee. Alternatively, the company may sell and assign the automobile loans and its interest in the vehicles to a finance subsidiary. The finance subsidiary will then sell and assign the automobile loans and related security interests to the trustee. The prospectus supplement will specify whether, because of the administrative burden and expense, the company, the servicer or the trustee will not amend any certificate of title to identify the trustee as the new secured party on the certificates of title. The prospectus supplement will specify the UCC financing statements to be filed in order to perfect the transfer of the automobile loans to the finance subsidiary and their subsequent transfer by the finance subsidiary to the trustee. Further, although the trustee will not rely on possession of the automobile loans as the legal basis for the perfection of its interest in the automobile loans or in the security interests in the vehicles, the servicer will continue to hold the automobile loans and any certificates of title in its possession as custodian for the trustee. This should preclude any other party from claiming a competing security interest in the automobile loans on the basis their security interest is perfected by possession.

        In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers without notice only by one or more of the following methods:

  •
  depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

  •
  filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting the lien on the certificate of title; or

  •
  if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

        However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the company of its interest in the automobile loans to the trustee effectively conveys the company's security in the automobile loans and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trustee will succeed to the company's rights as secured party.

        Although it is not necessary to re-register the vehicle to convey the perfected security interest in the vehicles to the trustee, the trustee's security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title. However, in the absence of these events, the notation of the company's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle. The company or its finance subsidiary will represent and warrant that it has taken all action necessary to obtain, a perfected security interest in each vehicle. If there are any vehicles for which the company failed to obtain a first priority perfected security interest, the company's security interest would be subordinate to, among others, subsequent purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would constitute a breach of the company's or the finance subsidiary's representations and warranties. Accordingly, the company or finance subsidiary would be required to repurchase these automobile loans from the trustee unless the breach were cured.

Continuity of Perfection

        Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially registered and continues until the owner re-registers the motor vehicle in the new state. To re-

register a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor's request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but which do not require possession, Texas, for example, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection. The trust documents will require the servicer to take steps to re-perfect the security interest upon receiving notice of re-registration or information from the obligor that it relocated. Similarly, when an obligor sells a vehicle, the servicer will have an opportunity to require that the loan be satisfied before it releases the lien. The opportunity arises because the servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the servicer will receive notice as a result of its lien being noted on the certificate. The servicer will hold the certificates of title for the vehicles as custodian for the trustee and will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the vehicles.

Priority of Certain Liens Arising by Operation of Law

        Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include:

  •
  mechanic's, repairmen's and garagemen's liens;

  •
  motor vehicle accident liens;

  •
  towing and storage liens;

  •
  liens arising under various state and federal criminal statutes; and

  •
  liens for unpaid taxes.

        The UCC also grants certain federal tax liens priority over a secured party's lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities. Confiscation may result in the loss of the perfected security interest in the vehicle. The company will represent and warrant to the trustee that, as of the closing date, each security interest in a vehicle shall be a valid, subsisting and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the trustee's security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of an automobile loan. No notice will be given to the trustee or any securityholder in the event these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the company's repurchase obligation.

Repossession

        In the event an obligor defaults, the holder of the related automobile loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party's remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related automobile loan. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace—although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

Notice of Sale; Redemption Rights

        The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

  •
  the unpaid principal balance of the automobile loan;

  •
  accrued interest on the automobile loan;

  •
  the secured party's reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses; or

  •
  in some other states, by paying the delinquent installments on the unpaid principal balance on the automobile loans.

Deficiency Judgments and Excess Proceeds

        The proceeds from the resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the outstanding debt. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually $3,000. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

        In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

        Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

        Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

        Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

  •
  the Truth-in-Lending Act;

  •
  the Equal Credit Opportunity Act;

  •
  the Federal Trade Commission Act;

  •
  the Fair Credit Reporting Act;

  •
  the Fair Debt Collection Practices Act;

  •
  the Magnuson-Moss Warranty Act;

  •
  the Federal Reserve Board's Regulations B and Z;

  •
  state adaptations of the Uniform Consumer Credit Code;

  •
  state motor vehicle retail installment sale and loan acts;

  •
  state "lemon" laws; and

  •
  other similar laws.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the trustee's ability to enforce consumer finance contracts such as the automobile loans.

        The Federal Trade Commission's so-called holder-in-due-course rule has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller. However, liability under the FTC rule is limited to the amounts paid by the obligor under the contract. Because of the FTC Rule the assignee may be unable to collect any balance due from the obligor. The FTC rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the automobile loans will be subject to the requirements of the FTC rule, the trustee, as holder of the automobile loans, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related automobile loan.

        Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks must be licensed to sell vehicles at retail sale. In addition, the Federal Trade Commission's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" explaining the warranty coverage for the vehicles. Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer's guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on an automobile loan were successful in asserting these claims or defenses, the servicer would pursue on behalf of the trust any reasonable remedies against the vehicle seller or manufacturer.

        Any loss, to the extent not covered by credit support, could result in losses to securityholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation and warranty under the trust agreement and may create an obligation of the company to repurchase the automobile loan unless the breach were cured.

        The company or the finance subsidiary, if any, will represent and warrant that each automobile loan complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trustee because the company or its finance subsidiary violated any law and the claim materially and adversely affects the trustee's interest in an automobile loan, the violation would create an obligation of the company or the finance subsidiary, if any to repurchase the automobile loan unless the violation were cured.

Soldiers' and Sailors' Civil Relief Act of 1940

        Under the terms of the Soldiers' Civil Relief Act of 1940, as amended, the holder of an automobile loan may not charge an obligor who enters military service after the obligor takes out a loan more than a 6% annual rate, including fees and charges, during the obligor's active duty status, unless a court orders otherwise upon application of the lender. The relief act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the relief act applies to obligors who enter military service, including reservists who are called to active duty, after origination of the automobile loan, the company cannot provide information as to the number of loans that may be effected. Application of the relief act would adversely affect, for an indeterminate period of time, the servicer's ability to collect full amounts of interest on some automobile loans. Any shortfall in interest collections resulting from the application of the relief act or similar legislation or regulations, which would not be recoverable from the related automobile loans, would result in a reduction of the amounts distributable to securityholders, and would not be covered by advances, or any form of credit enhancement provided in connection with the securities. In addition, the relief act imposes limitations that would impair the ability of the servicer to repossess an automobile loan during the obligor's period of active duty status, and, in some circumstances, during an additional three month period afterward. Thus, in the event that the relief act or similar legislation or regulations applies to any automobile loan which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the automobile loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

Other Limitations

        In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the trust, finance subsidiary or the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an automobile loan or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support, could result in losses to securityholders.

Material Federal Income Tax Consequences

General

        The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors. Some securityholders, including insurance companies; tax-exempt organizations; regulated investment companies; financial institutions or broker dealers; taxpayers subject to the alternative minimum tax; securityholders that hold their securities as part of a hedge, straddle, appreciated financial position or conversion transaction; and securityholders that will hold their securities as other than capital asset securities may be subject to special rules that are not discussed below or in the prospectus supplement.

        You should consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the securities.

        Dewey Ballantine LLP, as tax counsel to the seller, has provided its opinion of the federal income tax consequences of an investment in securities offered by this prospectus. With respect to each series of securities, tax counsel will deliver its opinion with respect to federal tax matters for that series prior to the issuance of the securities. Each opinion shall be attached on Form 8-K to be filed with the SEC prior to the sale of that series.

        The following discussion addresses in greater detail securities of four general types:

  •
  grantor trust securities, representing interests in a grantor trust;

  •
  debt securities, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

  •
  partnership interests, representing interests in a trust, a partnership, that is intended to be treated as a partnership under the Internal Revenue Code of 1986, as amended (the "Code"); and

  •
  FASIT securities, representing interests in a financial asset securitization investment trust, a FASIT, or a portion of a FASIT, which the seller will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The prospectus supplement for each series of securities will indicate whether a FASIT election, or elections, will be made for the related trust. If a FASIT election is to be made, the prospectus supplement will identify all "regular interests," "high-yield interests" and the "ownership interest" in the FASIT.

Grantor Trust Securities

        In the opinion of Dewey Ballantine LLP:

  •
  each grantor trust security will be issued by a trust which qualifies as a grantor trust for federal income tax purposes; and

  •
  each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the automobile loans included in the grantor trust.

        A grantor trust security representing an undivided equitable ownership interest in the principal of the automobile loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a grantor trust fractional interest security. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the automobile loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a grantor trust strip security.

Taxation of Beneficial Owners of Grantor Trust Securities

        Generally, beneficial owners of grantor trust fractional interest securities will be required to report on their federal income tax returns their respective shares of the income from the automobile loans, including amounts used to pay reasonable servicing fees and other expenses. Excluded are amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to limitations, they will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of its distributable interest. See "Discount and Premium," below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner's miscellaneous itemized deductions exceeds 2% of a beneficial owner's adjusted gross income. Further, beneficial owners may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income unless they are a corporation which is subject to the alternative minimum tax.

        Beneficial owners of grantor trust strip securities will generally be required to treat the securities as "stripped coupons" under section 1286 of the Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See "Discount and Premium," below.

        Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules appears to be that any discount arising upon the purchase of a security, and perhaps all its stated interest, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting, as described below under "Discount and Premium." However, the coupon stripping rules will not apply, if:

  •
  the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying automobile loans; and

  •
  the difference between the outstanding principal balance on the security and the amount paid for a security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

Sales of Grantor Trust Securities

        Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions of principal.

Grantor Trust Reporting

        With each distribution the trustee will furnish to each beneficial owner of a grantor trust fractional interest security a statement detailing the amount of the distribution allocable to principal on the underlying automobile loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

Debt Securities

        In the opinion of Dewey Ballantine LLP, debt securities will be:

  •
  issued by a trust which, for federal income purposes, is treated either as a partnership or as a disregarded entity, which means that its separate existence is disregarded for federal income tax purposes; and will be treated as indebtedness for federal income tax purposes; and

  •
  will not be treated as ownership interests in the automobile loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "Discount and Premium," below.

Taxation of Beneficial Owners of Debt Securities

        If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

Sales of Debt Securities

        If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income regarding the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

        In general, except as described in "Discount and Premium—Market Discount," below, and except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Debt Securities Reporting

        The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying automobile loans and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Partnership Interests

        In the opinion of Dewey Ballantine LLP:

  •
  each partnership interest will be issued by a trust which is treated as a partnership for federal income tax purposes; and

  •
  each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the automobile loans.

Taxation of Beneficial Owners of Partnership Interests

        If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Code, Treasury regulations, trust documents and related documents.

        The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying automobile loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

        In certain instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See "Backup Withholding and Information Reporting" and "Foreign Investors" below.

        Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a securityholder under the Code.

        Under section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under applicable Treasury regulations, if a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership is deemed to distribute interests in the new partnership to the purchasing partners and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

        Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interests, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

        Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the securityholder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest exceeding the aggregate cash distributions with respect to the partnership interest, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754 of the Code.

Partnership Reporting

        The trustee is required to:

  (1)
  keep complete and accurate books of the trust;

  (2)
  file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust; and

  (3)
  report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1.

        The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

        Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes:

  (a)
  the name, address and taxpayer identification number of the nominee; and

  (b)
  as to each beneficial owner:

  (1)
  the name, address and identification number of the person;

  (2)
  whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing; and

  (3)
  information on partnership interests that were held, bought or sold on behalf of the person throughout the year.

        In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

        The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest and, under circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not related to the income and losses of the trust.

FASIT Securities

        If provided in a related prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of section 860L(a) of the Code.

        In the opinion of Dewey Ballantine LLP:

  •
  the trust issuing FASIT securities will qualify as a FASIT; and

  •
  the FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments.

        The trust will make the election at the direction of the lenders. Continuing to qualify as a FASIT requires ongoing compliance with certain conditions. The tax opinion delivered prior to the sale of, and in connection with, a FASIT issuance, will state that the permissible characteristics and composition of the trust property will enable the trust to meet the requirements for qualification and taxation as a FASIT. A trust for which a FASIT election is made will be referred to in this prospectus as a FASIT trust. The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for your series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest, a FASIT regular security, or an ownership interest, a FASIT ownership security.

Taxation of Beneficial Owners of FASIT Regular Securities.

        A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments and avoid double taxation (income is not taxed at the corporate level but only to the investors). Interest paid to holders of regular interests in a FASIT is deductible by the FASIT in computing its net income as passed through to its owner. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by the beneficial owners. See "Discount and Premium" below.

        In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code:

  (1)
  the entity elects to be treated as a FASIT;

  (2)
  there is a single ownership interest held directly by an eligible corporation;

  (3)
  all other interests that are issued by the FASIT qualify as regular interests;

  (4)
  no later than three months after formation, substantially all assets of the FASIT (including assets treated as held by the entity, such as assets held by the owner or a person related to the owner that support any regular interest in such entity) are permitted assets; and

  (5)
  the entity is not a regulated investment company (RIC) (such as a mutual fund).

        The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT securities, and at all times thereafter, must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a Real Estate Mortgage Investment Conduit, commonly referred to as a REMIC. Based on proposed regulations issued by the Treasury Department on February 7, 2000 (the "Proposed Regulations"), the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code, sections 860H through 860L, also require the FASIT ownership interest and "high-yield regular interests," described below, to be held only by fully taxable domestic corporations.

        The FASIT provisions allow the lenders to add additional assets to a FASIT trust after the startup day. These assets would be limited to additional automobile loans and credit enhancement support relating to the additional automobile loans, such as cash, hedging agreements, and insurance policies. The FASIT provisions additionally permit the removal of assets from a FASIT trust.

        The trust agreements will require that each FASIT trust will be limited in its ability to acquire or dispose of its assets to the degree permitted by the more restrictive REMIC rules, as opposed to the FASIT rules.

        The trust agreements for a FASIT trust will provide that any additional assets acquired by the trust will be selected if such loans meet specific requirements used to purchase pre-funded auto loans; i.e., a maximum principal balance, a minimum coupon, a latest maturity date and a maximum used-vehicle percentage.

        Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the borrower on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the lenders had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

        In addition to the foregoing requirements, the various interests in a FASIT also must meet certain other requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and (1) unconditionally entitles the securityholder to receive a specified principal amount, or other similar amount, (2) provides that interest payments, or other similar amounts, if any, at or before maturity are payable based on either a fixed rate or a qualified variable rate, (3) has a stated maturity of not longer than 30 years, (4) has an issue price not greater than 125% of its stated principal amount, and (5) has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in Code section 1274(d). A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements (1), (2), (4), or (5) is a "high-yield regular interest." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

        If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a FASIT thereafter. The Proposed Regulations indicate, however, that the Commissioner may allow an entity to continue to be a FASIT or to re-elect FASIT status if loss of its status is determined by the Commissioner to have been inadvertent, it takes prompt steps to requalify and the holders of the ownership interests in the entity agree to make such adjustments as the Commissioner may require with respect to the period in which the entity failed to qualify as a FASIT. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments are treated as equity under general tax principles, cancellation of debt income may result.

Taxes on a FASIT Trust.

        Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the securityholder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (1) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default, (b) bankruptcy or insolvency of the FASIT, (c) a qualified, complete liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the securityholder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a class of FASIT regular interests; (2) the receipt of income from nonpermitted assets; (3) the receipt of compensation for services; or (4) the receipt of any income derived from a loan originated by the FASIT (subject to certain safe harbors). It is unclear the extent to which tax on the transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the securityholder of the FASIT Residual Security.

        The Proposed Regulations address administrative provisions, ownership issues, permitted assets, prohibited transactions, consequences of FASIT cessation, gain recognition on property transferred to a FASIT, and include a prohibition of foreign FASITs and a special anti-abuse rule. The Proposed Regulations are subject to change before being adopted as final regulations, and it is unclear whether they will be applied retroactively when adopted.

        Due to the complexity of these rules and the proposed form of the Treasury regulations, you should consult with your own tax advisors regarding the tax treatment of your acquisition, ownership and disposition of the FASIT regular securities.

Discount and Premium

        A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and various grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code.

        In very general terms:

  •
  original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method;

  •
  market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and

  •
  if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

        In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

        Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying:

  (1)
  the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the automobile loans prepay at the rate specified in the related prospectus supplement, the Prepayment Assumption; by

  (2)
  a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity.

        Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

        Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) the prepayment assumption, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

        Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in the Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The seller anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The seller makes no representation, however, that the automobile loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

        Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either:

  (1)
  beginning on a payment date, or, in the case of the first period, the closing date, and ending on the day before the next payment date; or

  (2)
  beginning on the next day following a payment date and ending on the next payment date.

        Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of:

  (a)
  the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity; over

  (b)
  the adjusted issue price of the security at the beginning of the accrual period.

        The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

  (1)
  the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption;

  (2)
  events, including actual prepayments, that have occurred prior to the end of the accrual period;

  (3)
  the prepayment assumption; and

  (4)
  in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security.

        The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

        In the case of grantor trust strip securities and various FASIT securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

        A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

        A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

        Notwithstanding the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Premium

        A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased a premium security, at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the Premium Security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, "fully taxable bonds," held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made:

  (1)
  a beneficial owner must include the full amount of each interest payment in income as it accrues; and

  (2)
  the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized.

        Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

Special Election

        A beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding and Information Reporting

        Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

Grantor Trust Securities, Debt Securities, and FASIT Regular Securities

        Distributions made on a grantor trust security, debt security or a FASIT regular security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided:

    (a)
    the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security;

    (b)
    the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and

    (c)
    the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

        Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner of a FASIT regular security that also owns 10% or more of the FASIT ownership securities of any FASIT trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

High-Yield FASIT Regular Securities

        High-yield FASIT regular securities may not be sold to or beneficially-owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of a high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to a high-yield FASIT regular securities for federal income tax purposes. The trust documents will provide that, as a condition to transfer of a high-yield FASIT Regular Security, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

Partnership Interests

        Depending upon the particular terms of the trust documents, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

        A look-through rule would apply in the case of tiered partnerships. In addition, the withholding regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. persons should consult their own tax advisors regarding the application to them of the withholding regulations.

State and Local Tax Consequences

        In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local income tax consequences involved in purchasing, owning, and disposing of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA Considerations

General

        A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, should consider the fiduciary standards thereunder in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities offered by this prospectus. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

  •
  whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

  •
  whether the investment satisfies the applicable diversification requirements;

  •
  whether the investment is in accordance with the documents and instruments governing the plan; and

  •
  whether the investment is prudent, considering the nature of the investment.

        Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

        In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Code. Such transactions are treated as prohibited transactions under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan. If so, the acquisition, holding or disposition of securities by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

        Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. Any plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

ERISA Considerations regarding Securities which are Certificates

Plan Assets

        The Department of Labor has issued regulations defining what constitutes "plan assets" for purposes of ERISA and section 4975 of the Code. The plan asset regulations provide that if a plan makes an investment in an equity interest in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. Securities that are certificates will be considered equity interests in the issuer for purposes of the plan asset regulations, and there can be no assurance that the issuer will qualify for any of the exceptions under the plan asset regulations. As a result, a plan that invests in certificates may be deemed to have acquired an undivided interest in the trust property, and transactions occurring in connection with the management and operation of the trust, including the servicing of the automobile loans, might constitute prohibited transactions unless an exemption is available.

Underwriter Exemptions

        The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

  •
  certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

  •
  property securing a permitted obligation;

  •
  undistributed cash, cash credited to a pre-funding account or a capitalized interest account, and certain temporary investments made therewith; and

  •
  certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

        The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust, owner trust or FASIT) and which entitle the securityholder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

        Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

  •
  the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

  •
  the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a designated transaction;

  •
  at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from one of the following rating agencies: Standard and Poor's, Moody's Investors Service, Inc. or Fitch, Inc.;

  •
  the trustee must not be an affiliate of any other member of the restricted group;

  •
  the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer's sponsor for assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

  •
  the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

  •
  in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within ninety days or three months following the closing date.

        For purposes of the underwriter exemptions, the term "designated transaction" includes any securitization transaction in which the assets of the issuer consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

        The issuer must also meet the following requirements:

  •
  the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

  •
  securities evidencing interests the other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan's acquisition of securities;

  •
  investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan's acquisition of securities.

        The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

  •
  in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

  •
  the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

  •
  the plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

  •
  immediately after the plan acquires the securities, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

        The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuer's sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer's assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

ERISA Considerations regarding Securities which are Notes

        Securities that are notes will not be considered equity interests in the issuer for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features. If the notes have substantial equity features, a plan that purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuer's assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuer or an affiliate will not become party in interest or disqualified person with respect to a plan that acquires notes.

        Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer's assets. As with certificates, exemptive relief would not be available for plans sponsored by a member of the restricted group.

        In the event that the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

  •
  PTCE 84-14, regarding transactions effected by qualified professional asset managers;

  •
  PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

  •
  PTCE 91-38, regarding transactions entered into by bank collective investment funds;

  •
  PTCE 95-60, regarding transactions entered into by insurance company general accounts; and

  •
  PTCE 96-23, regarding transactions effected by in-house asset managers.

        Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant (or, in the case of a book-entry note, may be deemed to represent and warrant) either that it is not using plan assets or that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

Consultation With Counsel

        The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

  •
  whether the trust's assets would be considered plan assets;

  •
  the possibility of exemptive relief from the prohibited transaction rules; and

  •
  other ERISA issues and their potential consequences.

        In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the company or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

Methods of Distributions

        The issuer will offer the securities offered by this prospectus and by the prospectus supplement in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the company from the sale.

        The company intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

  •
  By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

  •
  By placements by the company with institutional investors through dealers;

  •
  By direct placements by the company with institutional investors; and

  •
  By competitive bid.

        In addition, securities may be offered in whole or in part in exchange for the automobile loans—and other assets, if applicable—that would comprise the trust property.

        If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

        In connection with the sale of the securities, underwriters may receive compensation from the company or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the company and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any compensation paid by the company.

        It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made.

        The prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of securities.

        Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

Legal Opinions

        Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, or other counsel specified in the prospectus supplement.

Incorporation by Reference

        The Company will from time to time, file various items with the Securities and Exchange Commission relating to the issuing trusts and the securities offered by this prospectus and the prospectus supplements. These items will include the definitive legal documents used for each issuance, definitive prospectus supplements and computational materials, as well as periodic reports on Forms 8-K and 10-K, which the company will file for each trust for so long as that trust is subject to the reporting requirements of the Exchange Act. In addition, the financial statements of each credit enhancement provider, if not attached to the related prospectus supplement, will also be incorporated by reference.

        All of these items will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of this registration statement for purposes of the federal securities laws. These items will be publicly available through the Securities and Exchange Commission—see "Where You Can Find More Information" in the related prospectus supplement.

Financial Information

        Certain specified trust property will secure each series of securities, however, no trust will engage in any business activities or have any assets or obligations prior to the issuance of the securities, except for the capital contribution made to any trust which is a Delaware business trust. Accordingly, financial statements with respect to the trust property of any trust which is a Delaware business trust will be included in the prospectus supplement.

        A prospectus supplement may also contain the financial statements of the related credit enhancement provider, if any.